                                                                     Exhibit 1.1
                                                                  EXECUTION COPY
                                                                  --------------



                     APPLIED EXTRUSION TECHNOLOGIES, INC.
                           (a Delaware corporation)

                                 $275,000,000

                         10 3/4% Senior Notes due 2011





                               PURCHASE AGREEMENT
                               ------------------









                  Dated:  June 12, 2001

                     APPLIED EXTRUSION TECHNOLOGIES, INC.
                           (a Delaware corporation)

                                 $275,000,000

                         10 3/4% Senior Notes due 2011


                              PURCHASE AGREEMENT
                              ------------------

                                                                   June 12, 2001

Merrill Lynch & Co.
   Merrill Lynch, Pierce, Fenner & Smith Incorporated
Chase Securities Inc.
Credit Suisse First Boston Corporation
Deutsche Banc Alex. Brown Inc.
c/o Merrill Lynch & Co.
   Merrill Lynch, Pierce, Fenner & Smith Incorporated
   Merrill Lynch World Headquarters
   North Tower
   World Financial Center
   New York, New York  10281-1201

Ladies and Gentlemen:

               Applied Extrusion Technologies, Inc., a Delaware corporation
(the "Company"), confirms its agreement with Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), Chase Securities Inc., Credit Suisse First Boston Corporation and Deutsche Banc Alex. Brown Inc. (each an "Initial Purchaser" and together the "Initial Purchasers" which term shall also include any initial purchaser substituted as hereinafter provided in Section I), for whom Merrill Lynch, Chase Securities Inc., Credit Suisse First Boston Corporation and Deutsche Banc Alex. Brown Inc. are acting as representatives (in such capacity, the "Representatives"), with respect to the issue and sale by the Company and the purchase by the Initial Purchasers, acting severally and not jointly, of the respective principal amounts set forth in Schedule I of $275,000,000 aggregate principal amount of the Company's 10 3/4% Senior Notes due 2011 (the "Securities"). The Securities are to be issued pursuant to an indenture to be dated as of June 19, 2001 (the "Indenture") among the Company, Applied Extrusion Technologies (Canada), Inc., as guarantor (the "Guarantor"), and Wells Fargo Bank Minnesota, National Association, as trustee (the "Trustee"). The Securities and the Indenture are more fully described in the Offering Memorandum (as hereinafter defined). Capitalized terms used herein and not otherwise defined herein have the respective meanings specified in the Offering Memorandum.

               The Company understands that the Initial Purchasers propose to make an offering of the Securities on the terms and in the manner set forth herein and agrees that the Initial Purchasers may resell, subject to the conditions set forth herein, all or a portion of the Securities to purchasers ("Subsequent Purchasers") at any time after this Agreement has been executed and delivered. The Securities are to be offered and sold through the Initial Purchasers without being registered under the

Securities Act of 1933, as amended (the "1933 Act"), in reliance upon exemptions therefrom. Pursuant to the terms of the Securities and the Indenture, investors that acquire Securities may only resell or otherwise transfer such Securities if such Securities are hereafter registered under the 1933 Act or if an exemption from the registration requirements of the 1933 Act is available (including the exemption afforded by Rule 144A ("Rule 144A") of the rules and regulations promulgated under the 1933 Act by the Securities and Exchange Commission (the "Commission)).

               The Company has prepared and delivered to each Initial Purchaser a preliminary offering memorandum, dated June 2, 2001 (the "Preliminary Offering Memorandum"), and has prepared and will deliver to each Initial Purchaser, on the date hereof or the next succeeding day, copies of a final offering memorandum, dated June 12, 2001 (the "Final Offering Memorandum"), each for use by such Initial Purchaser in connection with its solicitation of purchases of, or offering of, the Securities. "Offering Memorandum" means, with respect to any date or time referred to in this Agreement, the most recent offering memorandum (whether the Preliminary Offering Memorandum or the Final Offering Memorandum, or any amendment or supplement to either such document), including exhibits thereto and any documents incorporated therein by reference, which has been prepared and delivered by the Company to the Initial Purchasers in connection with their solicitation of purchases of, or offering of, the Securities. The Company hereby confirms that it has authorized the use of the Preliminary Offering Memorandum and the Offering Memorandum in connection with the offering and resale of the Securities.

               The holders of Securities will be entitled to the benefits of a Registration Rights Agreement, in substantially the form attached hereto as Exhibit A with such changes as shall be agreed to by the parties hereto (the "Registration Rights Agreement"), pursuant to which the Company will file a registration statement (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") registering the Securities or the Exchange Securities referred to in the Registration Rights Agreement under the 1933 Act.

               The Notes will be guaranteed by each of the Company's domestic restricted subsidiaries, including any person that becomes a domestic restricted subsidiary after the date of the Indenture (the "Guarantee"). As of the Closing Time (as defined in Section 2(b) herein), the Guarantor is the only domestic restricted subsidiary.

               The Company intends to use approximately $150.0 million of the net proceeds from the offering to redeem the Company's outstanding 11 1/2% Senior Notes due 2002 and satisfy and discharge the related indenture (the "Note Redemption") and approximately $73.0 million of the net proceeds to pay down indebtedness under its bank credit agreement dated April 7, 1994 and amended and restated as of March 15, 1999, as amended by Waiver and Amendment No. 1 dated as of December 16, 1998, further amended and restated as of March 15, 1999, further amended by Amendment No. 1 dated as of April 23, 1999, further amended and restated as of April 12, 2000 and September 30, 2000, further amended and restated as of April 15, 2001 ( the "Bank Credit Agreement") and to be further amended by waiver and amendment No. 1 to be dated as of June 15, 2001 (the "Bank Credit Agreement Amendment") and to reduce working capital commitments under the Bank Credit Agreement to not more than $80.0 million, as required by the Bank Credit Agreement to avoid acceleration of the maturity date.

          The Company, also intends to use approximately $9.0 million of the net proceeds to acquire certain assets of QPF, L.L.C. pursuant to an Asset Purchase Agreement dated, May 3, 2001, (the "Asset Purchase Agreement") and to be amended by the Closing Date (the "Asset Purchase Agreement Amendment") among the Company, QPF, L.L.C. and Hood Companies, Inc. (the "Acquisition").

     Section 1.  Representations and Warranties of the Company. (a)
                 ---------------------------------------------
Representations and Warranties. The Company represents and warrants to and agrees with the Initial Purchasers as of the date hereof and as of the Closing Time as follows:

          (i)    Offering Memorandum. The Offering Memorandum does not, and at
                 -------------------
     the Closing Time will not, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation and warranty does not apply to statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Initial Purchaser through Merrill Lynch expressly for use in the Offering Memorandum.

          (ii)   Absence of Outstanding Debt Securities. Except for the
                 --------------------------------------
     Company's 11 1/2% Senior Notes due 2002, there are no debt securities of the Company registered under the Securities Exchange Act of 1934, as amended (the "1934 Act"), or listed on a national securities exchange or quoted in a U.S. automated inter-dealer quotation system. The Company has been advised that the Securities have been designated PORTAL securities in accordance with the rules and regulations of the National Association of Securities Dealers, Inc. ("NASD").

          (iii)  Similar Offerings. None of the Company or any affiliate of the
                 -----------------
     Company (as defined in Rule 501(b) under the 1933 Act) has directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the 1933
     Act) by or for the Company that are of the same or similar class as the Securities which is or would be integrated with the sale of Securities (other than with respect to the Exchange Securities) in a manner that would require the registration of the Securities under the 1933 Act.

          (iv)   No General Solicitations. None of the Company, its affiliates
                 ------------------------
     or any person acting on their behalf (other than the Initial Purchasers, as to whom the Company makes no representations) has engaged or will engage, in connection with the offering of the Securities, in any form of general solicitation or general advertising within the meaning of Rule 502(c) of the 1933 Act.

          (v)    Independent Accountants. Deloitte & Touche, which is reporting
                 -----------------------
     upon the audited financial statements and related schedules included in the Offering Memorandum, is an independent public accountant with respect to the Company in accordance with the provisions of the 1933 Act and the rules and regulations of the Commission thereunder.

          (vi)   Independent Accountants. KPMG LLP, which is reporting upon the
                 -----------------------
     audited financial statements of QPF, L.L.C. in the Offering Memorandum, is an independent public accountant with respect to QPF, L.L.C. in accordance with the provisions of the 1933 Act and the rules and regulations of the Commission thereunder.

          (vii)  Financial Statements. The financial statements included in the
                 --------------------
     Offering Memorandum (excluding the pro forma financial data) present fairly
     (a) the financial position of the Company and its subsidiaries on a consolidated basis as of the dates indicated and (b) the results of operations and cash flows of the Company and its subsidiaries on a consolidated basis and for the periods specified, subject, in the case of unaudited financial statements of the Company, to normal year-end adjustments which shall not be materially adverse to the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise. Such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved. The financial statement schedules, if any, included in the Offering Memorandum present fairly the information required to be stated therein. The selected financial data included in the Offering Memorandum present fairly the information shown, have been compiled from data contained in the respective audited financial statements of the Company or, in the case of the six-month periods ended March 31, 2000 and March 31, 2001, the unaudited financial statements of the Company. The selected financial data included in the Offering Memorandum present fairly the information shown, have been compiled from data contained in the respective audited financial statements of QPF, L.L.C. or, in the case of the six-month periods ended March 31, 2000 and March 31, 2001, the unaudited financial statements of QPF, L.L.C. The pro forma financial statements and other pro forma financial information included in the Offering Memorandum present fairly the information shown therein, have been prepared in accordance with the relevant accounting requirements of Rule 11-02 of Regulation S-X and, in the opinion of the Company, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.

          (viii) No Material Adverse Change in Business.  Since the respective
                 --------------------------------------
     dates as of which information is given in the Offering Memorandum, except as otherwise stated therein or contemplated thereby, there has not been (A) any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) any transaction entered into by the Company, other than in the ordinary course of business, that is material to the Company and its subsidiaries, considered as one enterprise, or (C) any dividend or distribution of any kind declared, paid or made by the Company on its capital stock.

          (ix)   Good Standing of the Company. The Company is a corporation
                 ----------------------------
     duly organized, validly existing and in good standing under the laws of the State of Delaware with corporate power and authority under such laws to own, lease and operate its properties and conduct its business as described in the Offering Memorandum; and the Company is duly qualified to transact business as a foreign corporation and is in good standing in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except to the extent that the failure to so qualify or be in good standing would not have a Material Adverse Effect.

          (x)    Good Standing of the Company's Subsidiaries.  The Company's
                 -------------------------------------------
     only subsidiaries are: Applied Extrusion Technologies (Canada), Inc. and Applied Extrusion Technologies Limited (UK) (each individually, a "Subsidiary" and collectively, the "Subsidiaries"). Each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with corporate power and authority under such laws to own, lease and operate its properties and conduct its business; and each Subsidiary is duly qualified to transact business as a foreign corporation and is in good standing in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except to the extent that the failure to so qualify or be in good standing would not have a Material Adverse Effect. All of the outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued and are fully paid and non-assessable and are owned by the Company (except for directors' qualifying shares), free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind except, as of the date hereof, as provided in the Company's existing Bank Credit Agreement.

          (xi)   Capitalization. The Company had at the date indicated in the
                 --------------
     Offering Memorandum a duly authorized, issued and outstanding capitalization as set forth in the Offering Memorandum under the caption "Capitalization--Actual." All of the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive rights of any stockholder of the Company. There are no outstanding options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or any contracts or commitments to issue or sell, any shares of Common Stock of the Company, any shares of capital stock of any Subsidiary, or any such warrants, convertible securities or obligations, except as set forth in the Offering Memorandum and except for options granted under the Company's stock option plans.

          (xii)  Authorization of Agreement. This Agreement has been duly
                 --------------------------
     authorized, executed and delivered by the Company.

          (xiii) Authorization of the Registration Rights Agreement. The
                 --------------------------------------------------
     Registration Rights Agreement has been duly authorized by the Company, will be substantially in the form attached hereto as Exhibit A and, when duly executed and delivered by the Company and Merrill Lynch, will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as (x) the enforceability thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting creditors' rights generally, (y) the availability of equitable remedies may be limited by equitable principles of general applicability and (z) any rights to indemnity and contribution may be limited by federal and state securities laws and public policy considerations; and the Registration Rights Agreement conforms to the description thereof in the Offering Memorandum in all material respects.

          (xiv)  Authorization of the Indenture. The Indenture has been duly
                 ------------------------------
     authorized by the Company and the Guarantor, will be substantially in the form heretofore delivered to you and, when duly executed and delivered by the Company, the Guarantor and the Trustee, will constitute a valid and binding obligation of the Company and the Guarantor, enforceable against the Company and the Guarantor in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law); and the Indenture conforms to the description thereof in the Offering Memorandum in all material respects.

          (xv)   Authorization of the Securities.  The Securities have been
                 -------------------------------
     duly authorized by the Company. When executed, authenticated, issued and delivered in the manner provided for in the Indenture and sold and paid for as provided in this Agreement, the Securities will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law); and the Securities conform to the description thereof in the Offering Memorandum in all material respects.

          (xvi)  Authorization of the Asset Purchase Agreement (Amendment). The
                 ---------------------------------------------------------
     Asset Purchase Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws affecting enforcement of creditors' rights generally or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law); the Asset Purchase Agreement Amendment has been duly authorized, and when duly executed and delivered by the Company, will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws affecting enforcement of creditors' rights generally or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law); and the Asset Purchase Agreement and the Asset Purchase Agreement Amendment conform to the description thereof in the Offering Memorandum in all material respects.

          (xvii)  Authorization of the Bank Credit Agreement (Amendment). The
                  ------------------------------------------------------
     Bank Credit Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws affecting enforcement of creditors' rights generally or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law); the Bank Credit Agreement Amendment has been duly authorized, and when duly executed by the Company, will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws affecting enforcement of creditors' rights generally or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and the Bank Credit Agreement and the Bank Credit Agreement Amendment conform to the description thereof in the Offering Memorandum in all material respects.

          (xviii)  Absence of Defaults and Conflicts. Neither the Company nor
                   ---------------------------------
     any of its Subsidiaries is in violation of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject (collectively, "Agreements and Instruments") except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement, the Registration Rights Agreement, the Indenture, the Asset Purchase Agreement, the Bank Credit Agreement, the Guarantee and the Securities and any other agreement or instrument entered into or issued or to be entered into or issued by the Company and/or the Guarantor in connection with the transactions contemplated hereby or thereby or in the Offering Memorandum and consummation of the transactions contemplated herein and in the Offering Memorandum (including the Acquisition and the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Offering Memorandum under the caption "Use of Proceeds", including the closing of the Acquisition and the financing thereof and the amendment of the Bank Credit Agreement) and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or a Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries (other than pursuant to the Asset Purchase Agreement and the Bank Credit Agreement) pursuant to, the Agreements and Instruments except for such conflicts, breaches or defaults or liens, charges or encumbrances that, singly or in the aggregate, would not result in a Material Adverse Effect, nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any of its Subsidiaries or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its Subsidiaries or any of their assets, properties or operations. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its Subsidiaries.

          (xix)    Absence of Further Requirements.  No authorization, approval,
                   -------------------------------
      consent or license of any government, governmental instrumentality or court, domestic or foreign (other than under the 1933 Act and the rules and regulations thereunder with respect to the

     Registration Rights Agreement and the transactions contemplated thereunder and the securities or blue sky laws of the various states) is required for the valid authorization, issuance, sale and delivery of the Securities, for the execution, delivery or performance by the Company of this Agreement, the Registration Rights Agreement, the Indenture, the Guarantee, the Asset Purchase Agreement and the Bank Credit Agreement or for the consummation by the Company of the transactions contemplated in this Agreement and in the Offering Memorandum (including, without limitation, the Note Redemption), except such of the foregoing as will be obtained prior to the Closing Time.

          (xx)    Absence of Proceedings. Except as disclosed in the Offering
                  ----------------------
     Memorandum, there is no action, suit or proceeding before or by any government, governmental instrumentality or court, domestic or foreign, now pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any of their respective officers, in their capacity as such, that could result in a Material Adverse Effect, or that could materially and adversely affect the properties or assets of the Company and its Subsidiaries, considered as one enterprise, or that could adversely affect the consummation of the transactions contemplated in this Agreement or in the Offering Memorandum (including, without limitation, the Note Redemption); the aggregate of all pending legal or governmental proceedings that are not described in the Offering Memorandum to which the Company or any Subsidiary is a party or which affect any of their respective properties, including ordinary routine litigation incidental to the business of the Company or any Subsidiary, would not have a Material Adverse Effect.

          (xxi)   Contracts; Documents. There are no contracts or documents of a
                  --------------------
     character that would be required to be described in the Offering Memorandum, if it were a prospectus filed as part of a registration statement on Form S-1 under the 1933 Act, that are not described as would be so required (other than contracts or documents described in the Company's most recent proxy statement filed with the Commission).

          (xxii)  Title to Property.  The Company and its Subsidiaries each has
                  -----------------
     good and marketable title to all properties and assets described in the Offering Memorandum as owned by it, free and clear of all liens, charges, encumbrances or restrictions, except such as (A) are described in the Offering Memorandum or (B) are neither material in amount nor materially significant in relation to the business of the Company and its Subsidiaries, considered as one enterprise; all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or each Subsidiary holds properties described in the Offering Memorandum, are in full force and effect, and neither the Company nor any Subsidiary has received any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any Subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of such corporation to the continued possession of the leased or subleased premises under any such lease or sublease.

          (xxiii) Possession of Licenses and Permits. The Company and its
                  ----------------------------------
     Subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them; the Company and its Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

          (xxiv)   Possession of Intellectual Property. The Company and its
                   -----------------------------------
     Subsidiaries each owns or possesses adequate patents, patent licenses, trademarks, service marks and trade names that are used in and are material in order to carry on its business as presently conducted, and neither the Company nor any Subsidiary has received any notice of infringement of or conflict with asserted rights of others with respect to any patents, patent licenses, trademarks, service marks or trade names that in the aggregate, if the subject of an unfavorable decision, ruling or finding, could have a Material Adverse Effect.

          (xxv)    Absence of Labor Disputes. To the best knowledge of the
                   -------------------------
     Company, no labor problem exists with employees of the Company or any Subsidiary or is imminent that could have a Material Adverse Effect, and the Company has no knowledge of any existing or imminent labor disturbance by the employees of any of its or any Subsidiary's principal suppliers, contractors or customers that could be expected to have a Material Adverse Effect.

          (xxvi)   No Stabilization Efforts. Neither the Company nor any
                   ------------------------
     Subsidiary has taken or will take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Securities.

          (xxvii)  No Registration Required. Subject to compliance by the
                   ------------------------
     Initial Purchasers with the representations and warranties set forth in
     Section 2 and the procedures set forth in Section 6 hereof, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers under, or in connection with the initial resale of such Securities by the Initial Purchasers in the manner contemplated by the Offering Memorandum and in accordance with this Agreement, to register the Securities under the 1933 Act or to qualify any indenture in respect of the Securities under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

          (xxviii) Solvency. The Company is, and immediately after the Closing
                   --------
     Time (after giving effect to the Acquisition and the financing thereof as described in the Offering Memorandum) will be, Solvent. As used herein, the term "Solvent" means, with respect to the Company on a particular date, that on such date (A) the fair market value of the assets of the Company is greater than the total amount of liabilities (including contingent liabilities) of the Company, (B) the present fair salable value of the assets of the Company is greater than the amount that will be required to pay the probable liabilities of the Company on its debts as they become absolute and matured, (C) the Company is able to realize upon its assets and pay its debts and other liabilities, including contingent obligations, as they mature and (D) the Company does not have an unreasonably small capital.

          (xxix)   Rule 144A Eligibility. The Securities are eligible for resale
                   ---------------------
     pursuant to Rule 144A and will not be, at the Closing Time, of the same class as securities listed on a national securities exchange registered under Section 6 of the Securities Exchange Act, or quoted in a U.S. automated interdealer quotation system.

          (xxx)    The Asset Purchase Agreement. The representations and
                   ----------------------------
     warranties of the Company set forth in the Asset Purchase Agreement are true and correct in all material respects on the date hereof, except to the extent any such representation or warranty was expressly made as of any other date, in which case such representation and warranty was true and correct at such date. The Asset Purchase Agreement is in full force and effect, and the Company has performed all of its obligations thereunder required to be performed on or prior to the date hereof.

          (xxxi)   No Violation. No part of the proceeds of the sale of the
                   ------------
     Securities will be used for any purpose that violates the provisions of any of Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

          (xxxii)  Filing of Income Tax Returns. All United States federal
                   ----------------------------
     income tax returns of the Company required by law to be filed have been filed and all United States federal income taxes which are due and payable have been paid, except assessments against which appeals have been or will be timely taken and as to which adequate reserves have been provided. The United States federal income tax returns of the Company through the period ended September 30, 1999, have been settled and no assessment in connection therewith has been made against the Company. As of the Closing Time, the United States federal income tax returns of the Company through the period ended September 30, 2000, will have been settled and no assessment in connection therewith will have been made against the Company. Each of the Company and the Subsidiaries has filed all other tax returns that are required to have been filed by it pursuant to applicable foreign, state, local or other law except insofar as the failure to file such returns would not have a Material Adverse Effect, and has paid all taxes due and shown on such returns or pursuant to any assessment received by the Company and the Subsidiaries, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not have a Material Adverse Effect.

          (xxxiii) Maintenance of Accounting Controls. The Company and its
                   ----------------------------------
     Subsidiaries each maintains a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management's general or specific authorization;
     (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management's general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (xxxiv)   Investment Company Act. The Company is not, and upon the
     issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Offering Memorandum will not be, an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

          (xxxv) Insurance. The Company and its Subsidiaries carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect.

          (xxxvi)   Registration Rights. Except as disclosed in the Offering
     Memorandum, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the Securities Act.

          (xxxvii) Environmental Laws. Except as disclosed in the Offering Memorandum and except as would not individually or in the aggregate have a Material Adverse Effect (A) the Company and the Subsidiaries are each in compliance with all applicable Environmental Laws, (B) the Company and the Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened Environmental Claims against the Company or any of the Subsidiaries, and (D) there are no circumstances with respect to any property or operations of the Company or the Subsidiaries that could reasonably be anticipated to form the basis of an Environmental Claim against the Company or the Subsidiaries.

          For purposes of this Agreement, the following terms shall have the following meanings: "Environmental Law" means any United States (or other applicable jurisdiction's) federal, state, local or municipal statute, law, rule, regulation, ordinance, code, policy or rule of common law and any judicial or administrative interpretation thereof including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety or any chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority. "Environmental Claims" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating in any way to any Environmental Law.

          (xxxviii) Reporting Company.  The Company is subject to the reporting
                    -----------------
      requirements of Section 13 or Section 15(d) of the 1934 Act.

          (b) Officer's Certificates. Any certificate signed by any officer of the Company or any of its Subsidiaries delivered to the Representatives or to counsel for the Initial Purchasers shall be deemed a representation and warranty by the Company to each Initial Purchaser as to the matters covered thereby.

     Section 2.   Sale and Delivery to Initial Purchasers; Closing. (a)
                  ------------------------------------------------
Securities. On the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, the Company agrees to sell to each Initial Purchaser, severally and not jointly, and each Initial Purchaser severally agrees to purchase from the Company, at the price set forth in Schedule I, the aggregate principal amount of the Securities set forth opposite the name of each Initial Purchaser, plus any additional principal amount of Securities which such Initial Purchaser may become obligated to purchase pursuant to the provisions of Section 11 hereof.

            (b) Payment. Payment of the purchase price for, and delivery of, the Securities shall be made at the offices of Ropes & Gray, 885 Third Avenue, New York, New York 10022, or at such other place as shall be agreed upon by the Company and you, at 10:00 A.M., New York time, on June 19, 2001, or at such other time not more than ten full business days thereafter as you and the Company shall determine (such date and time of payment and delivery being herein called the "Closing Time"). The Securities shall be in such denominations and registered in such names as you may request in writing at least two business days before Closing Time. The Securities will be made available for examination and packaging by you not later than 10:00 A.M. on the last business day prior to Closing Time.

            Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Representatives for the respective accounts of the Initial Purchasers of certificates for the Securities to be purchased by them. Each Initial Purchaser has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Securities which it has agreed to purchase. Merrill Lynch, individually and not as representative of the Initial Purchasers, may (but shall not be obligated to) make payment of the purchase price for the Securities to be purchased by any Initial Purchaser whose funds have not been received by the Closing Time, but such payment shall not relieve such Initial Purchaser from its obligations hereunder.

            (c) Denominations; Registration. Certificates for the Securities shall be in such denominations ($100,000 or integral multiples of $1,000 in excess thereof) and registered in such names as the Representatives may request in writing at least one full business day before the Closing Time. The global certificate representing the Securities shall be made available for examination and packaging by the Initial Purchasers in the City of New York not later than 10:00 A.M. on the last business day prior to the Closing Time.

     Section 3.   Covenants of the Company.  The Company covenants with you as
                  ------------------------------------------------------------
follows:
--------

            (a) Offering Memorandum. The Company will promptly deliver to each Initial Purchaser, without charge, during the period from the date hereof to the date of the completion of the distribution of the Securities, such number of copies of the Offering Memorandum, as it may then be amended or supplemented, or the Preliminary Offering Memorandum, as it may then be amended or supplemented, as such Initial Purchaser may reasonably request.

            (b) Notice and Effect of Material Events. The Company will immediately notify each Initial Purchaser, and confirm such notice in writing, of (x) any filing made by the Company of information relating to the offering of the Securities with any securities exchange or any other regulatory body in the United States or any other jurisdiction, and (y) prior to the completion of the placement of the Securities by the Initial Purchasers as evidenced by a notice in writing from the Initial Purchasers to the Company, any material changes in or affecting the condition, financial or otherwise, or the earnings, business affairs or business prospects or the Company and its Subsidiaries considered as one enterprise which (i) makes any statement in the Offering Memorandum false or misleading or (ii) are not disclosed in the Offering Memorandum. In such event or if during such time any event shall occur as a result of which it is necessary, in the reasonable opinion of any of the Company, its counsel, the Initial Purchasers or counsel for the Initial Purchasers, to amend or supplement the Offering Memorandum in order that the Offering Memorandum not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances then existing, the Company will forthwith amend or supplement the Offering Memorandum by preparing and furnishing to each Initial Purchaser an amendment or amendments of, or a supplement or supplements to, the Offering Memorandum (in form and substance satisfactory in the reasonable opinion of counsel for the Initial Purchasers) so that, as so amended or supplemented, the Offering Memorandum will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing as of the date of such amended or supplemented Offering Memorandum, not misleading.

            (c) Amendment to Offering Memorandum and Supplements. The Company will advise each Initial Purchaser promptly of any proposal to amend or supplement the Offering Memorandum and will not effect such amendment or supplement without the consent of the Initial Purchasers; such consent not to be unreasonably withheld. Neither the consent of the Initial Purchasers, nor the Initial Purchaser's delivery of any such amendment or supplement, shall constitute a waiver of any of the conditions set forth in Section 5 hereof.

            (d) Qualification of Securities for Offer and Sale. The Company will use its best efforts, in cooperation with the Initial Purchasers, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions as the Initial Purchasers may designate and to maintain such qualifications in effect so long as required for the resale of the Securities for a period of not less than a year from the date of the Offering Memorandum; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Securities have been qualified as above provided. The Company will also supply the Representatives with such information as is necessary for the determination of the legality of the Securities for investment under the laws of such jurisdictions as the Representatives may request.

            (e) No Solicitation. Except following the effectiveness of the Registration Statement, neither the Company nor any of its affiliates (as such term is defined in Rule 501(b) of Regulation D) will solicit any offer to buy or offer to sell the Securities by means of any form of general solicitation or general advertising (within the meaning of Rule 502(C) of Regulation D) or in any manner involving a public offering within the meaning of Section 4(2) of the 1933 Act.

          (f) No Registration Required. Neither the Company nor any of its affiliates (as such term is defined in Rule 501(b) of the 1933 Act) will offer, sell or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the 1933 Act) the offering of which security could be integrated with the sale of the Securities in a manner that would require the registration of any of the Securities under the 1933 Act.

          (g) Investment Company Act. The Company will not be or become an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under the 1940 Act, and will not be or become a closed-end investment company required to be registered, but not registered, thereunder.

          (h) No Resale. During the period from the Closing Time to the earlier of (i) two years after the Closing Time or (ii) the date of effectiveness of the Registration Statement, the Company will not, and will not permit any of its affiliates (as such term is defined in Rule 144 under the 1933 Act) to, resell any of the Securities that have been reacquired thereby, except for Securities purchased by the Company or any of its affiliates and resold in a transaction registered under the 1933 Act.

          (i) Reporting Requirements. The Company will, so long as the Securities are outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) under the 1933 Act, either (i) file reports and other information with the Commission under Section 13 or Section 15(d) of the 1934 Act, or (ii) in the event the Company is not subject to Section 13 or Section 15(d) of the 1934 Act, furnish to holders of the Securities and prospective purchasers of the Securities designated by such holders, upon request of such holders or such prospective purchasers, the information required to be delivered pursuant to Rule 144A(d)(4) under the 1933 Act to permit compliance with Rule 144A in connection with resale of the Securities.

          (j) DTC. The Company will cooperate with the Initial Purchasers and use its best efforts to permit the Securities to be eligible for clearance and settlement through The Depository Trust Company.

          (k) Legends. Each Note will bear the following legend until such legend shall no longer be necessary or advisable because such Note is no longer subject to the restrictions on transfer described therein:

               THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR

            OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY), ONLY
            (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 (IF AVAILABLE) OR
            (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (i) PURSUANT TO CLAUSES (C), (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM AND (ii) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE.

            (l) Use of Proceeds. The Company will apply the net proceeds that it receives from the offer and sale of the Securities issued by it in the manner set forth with respect to it in the Offering Memorandum under the heading "Use of Proceeds."

            (m) Communications. Prior to the Closing Time, the Company will not issue any press release or other communications directly or indirectly or hold any press conference with respect to the Company, the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company, without your prior written consent which consent will not be unreasonably withheld, unless in the judgment of the Company and its counsel, and after notification to the Representatives, such press release or communication is required by law.

            (n) Lock-up. For a period of 180 days from the date of the Offering Memorandum, the Company will not, without your prior written consent, directly or indirectly, offer, pledge, sell, grant any option, right or warrant for the sale of or otherwise dispose of any debt securities of the Company (or securities convertible or exchangeable into or exercisable for debt securities of the Company), or file any registration statement with respect to the foregoing, other than (i) the Securities or the Exchange Securities referred to in the Registration Rights Agreement and (ii) the inventory note to be issued pursuant to the Acquisition as described in the Offering Memorandum.

     Section 4.   Payment of Expenses. (a) Expense. The Company will pay all
                  -------------------
expenses incident to the performance of its obligations under this Agreement, the Securities, the Registration

Rights Agreement and the Indenture including (i) the preparation, printing, delivery to the Initial Purchasers and any filing of the Offering Memorandum (including financial statements and any schedules or exhibits and any document incorporated therein by reference) and of each amendment or supplement thereto,
(ii) the preparation, printing and delivery to the Initial Purchasers of this Agreement, any Agreement among Initial Purchasers, the Indenture, the Guarantee, the Registration Rights Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Initial Purchasers, including any transfer taxes, any stamp or other duties payable upon the sale, issuance and delivery of the Securities to the Initial Purchasers and any charges of DTC in connection therewith, (iv) the fees and disbursements of the Company's counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Initial Purchasers in connection therewith and in connection with the preparation of the blue sky survey, and any supplement thereto, (vi) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities, (vii) any fees payable in connection with the rating of the Securities, and (viii) any fees and expenses payable in connection with the initial and continued designation of the Securities as PORTAL securities under the PORTAL Market Rules pursuant to NASD Rule 5322.

            (b) Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or Section 10(a)(i) hereof, the Company and the Guarantor, jointly and severally, shall reimburse the Initial Purchasers for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Initial Purchasers.

     Section 5.   Conditions of Initial Purchasers' Obligations. The obligations
                  ---------------------------------------------
of each Initial Purchaser to purchase and pay for the Securities that it has agreed to purchase hereunder are subject to the accuracy of the representations and warranties of the Company contained herein or in certificates of any officer of the Company, delivered pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder, and to the following further conditions:

            (a) Opinion of Counsel for the Company. At the Closing Time, the Representatives shall have received the opinion, dated as for the Closing Time, of Ropes & Gray, counsel for the Company, in form and substance satisfactory to counsel for the Initial Purchasers, together with signed or reproduced copies of such letter for each of the Initial Purchasers to the effect set forth in Exhibit B hereto and to such further effect as counsel to the Initial Purchasers may reasonably request. In giving such opinion, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the federal law of the United States, the law of the Commonwealth of Massachusetts and the General Corporation Law of the State of Delaware, upon opinions of other counsel, who shall be counsel satisfactory to counsel for the Initial Purchasers in which case the opinion shall state that they believe you and they are entitled to so rely. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and the Subsidiaries and certificates of public officials, provided that such certificates have been delivered to the Representatives.

          (b) Opinion of General Counsel for the Company. At the Closing Time, the Representatives shall have received the opinion, dated as for the Closing Time, of John Dudek, general counsel for the Company, in form and substance satisfactory to counsel for the Initial Purchasers, together with signed or reproduced copies of such letter for the Initial Purchasers to the effect set forth in Exhibit C hereto and to such further effect as counsel to the Initial Purchasers may reasonably request.

          (c) Opinion of Counsel for the Initial Purchasers. At the Closing Time, the Representatives shall have received the favorable opinion, dated as of the Closing Time, of Shearman & Sterling, counsel for the Initial Purchasers. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States, upon the opinions of counsel satisfactory to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

          (d) Officers' Certificate. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Offering Memorandum, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received certificates of the Company executed on its behalf by the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of the Closing Time, to the effect that (i) there has been no such material adverse change,
(ii) no action, suit or proceeding at law or in equity shall be pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary that would be required to be set forth in the Offering Memorandum other than as set forth therein and no proceedings shall be pending or, to the knowledge of the Company, threatened against the Company before or by any government, governmental instrumentality or court, domestic or foreign, that could be expected to result in any Material Adverse Effect, (iii) no event of default shall exist under any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Company or any Subsidiary is a party or to which the Company or any Subsidiary is subject, (iv) the representations and warranties in Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Time,
(v) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time and (vi) the Offering Memorandum, as it may then be amended or supplemented, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

          (e) Deloitte & Touche's Accountants' Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from Deloitte & Touche LLP a letter dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Initial Purchasers containing statements and information of the type ordinarily included in accountants' "comfort letters" to Initial Purchasers with respect to the financial statements and certain financial information contained in the Offering Memorandum.

          (f) KPMG LLP Accountants' Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from KPMG LLP a letter dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Initial Purchasers containing statements and information of the type ordinarily included in accountants' "comfort letters" to Initial Purchasers with respect to the QPF financial statements and certain financial information contained in the Offering Memorandum.

          (g) Bring-down Comfort Letter. At the Closing Time, the Representatives shall have received from Deloitte & Touche LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

          (h) Bring-down Comfort Letter. At the Closing Time, the Representatives shall have received from KPMG LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (f) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

          (i) Maintenance of Rating. Subsequent to the execution and delivery of this Agreement and prior to the Closing Time, there shall not have been any downgrading, nor any notice publicly given of any intended or potential downgrading or of a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities, including any of the Securities, by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the 1933 Act.

          (j) Asset Purchase Agreement. At the time of this Agreement, the Asset Purchase Agreement shall be in full force and effect; at the Closing time, the Asset Purchase Agreement Amendment shall have been fully executed and shall be in full force and effect and substantially in the form attached hereto as Exhibit D; simultaneously with the Closing Time, the closing contemplated by the Asset Purchase Agreement and the Asset Purchase Agreement Amendment shall be consummated in accordance with the terms thereof in all material respects (except to the extent any conditions precedent have been waived with your prior written consent, which consent shall not be unreasonably withheld); and the Company shall have provided to the representative or counsel for the Initial Purchasers copies of all closing documents delivered to the parties to the transactions contemplated by the Asset Purchase Agreement.

          (k) Registration Rights Agreement. At the Closing Time, the Registration Rights Agreement shall have been fully executed and be in full force and effect.

          (l) Portal. At the Closing Time, the Securities shall have been designated for trading on PORTAL.

          (m) Discharge of Indenture. At the Closing Time, the Representatives or counsel to the Initial Purchasers shall have received satisfactory evidence of satisfaction and discharge of the indenture relating to the 11 1/2% Senior Notes due 2002.

            (n) Bank Credit Agreement. At the Closing Time, the Representatives or counsel to the Initial Purchasers shall have received satisfactory evidence that the Company has paid down the Bank Credit Agreement as described in the Offering Memorandum under "Use of Proceeds"; and the Bank Credit Agreement Amendment shall have been fully executed and shall be in full force and effect and substantially in the form attached hereto as Exhibit E.

            (o) Additional Documents. At the Closing Time, counsel to the Initial Purchasers shall have been furnished with all such documents, certificates and opinions as they may reasonably request for the purpose of enabling them to pass upon the issuance and sale of the Securities as contemplated in this Agreement and the matters referred to in Section 5(d) and in order to evidence the accuracy and completeness of any of the representations, warranties or statements of the Company, the performance of any of the covenants of the Company, or the fulfillment of any of the conditions herein contained; and all proceedings taken by the Company at or prior to the Closing Time in connection with the authorization, issuance and sale of the Securities as contemplated in this Agreement shall be satisfactory in form and substance to the Initial Purchasers and to counsel for the Initial Purchasers.

            (p) Termination of Agreement. If any of the conditions specified in this Section 5 shall not have been fulfilled when and as required by this Agreement, this Agreement may be terminated by you on notice to the Company at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party, except as provided in Section 4. Notwithstanding any such termination, the provisions of Sections 1, 7, 8 and 9 shall remain in effect.

     Section 6.   Subsequent Offers and Resales of the Securities. (a) Offer
                  -----------------------------------------------
and Sale Procedures. Each of the Initial Purchasers and the Company hereby establish and agree to observe the following procedures in connection with the offer and sale of the Securities:

            (i)   Offers and Sales Only to Qualified Institutional Buyers.
                  -------------------------------------------------------
     Offers and sales of the Securities shall only be made to persons whom the offeror or seller reasonably believes to be qualified institutional buyers, as defined in Rule 144A under the 1933 Act ("Qualified Institutional Buyers").

            (ii)  No General Solicitation. No general solicitation or general
                  -----------------------
     advertising (within the meaning of Rule 502(c) under the 1933 Act) will be used in the United States in connection with the offering or sale of the Securities.

            (iii) Purchases by Non-Bank Fiduciaries. In the case of a non-bank
                  ---------------------------------
     Subsequent Purchaser of a Security acting as a fiduciary for one or more third parties, each third party shall, in the judgment of the applicable Initial Purchaser, be a Qualified Institutional Buyer.

            (iv)  Subsequent Purchaser Notification.  Each Initial Purchaser
                  ---------------------------------
     will take reasonable steps to inform, and cause each of its U.S. Affiliates to take reasonable steps to inform, persons acquiring Securities from such Initial Purchaser or Affiliate, as the case may be, in the United States that the Securities (A) have not been and will not be registered under the 1933 Act, (B) are being sold to them without registration under the 1933 Act in reliance on Rule 144A or in accordance with another exemption from registration under the 1933 Act, as the case may be, and (C) may not be offered, sold or otherwise transferred except (1) to the Company or (2) inside the United States in accordance with (x) Rule 144A to a person whom the seller reasonably believes is a Qualified Institutional Buyer that is purchasing such Securities for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the offer, sale or transfer is being made in reliance on Rule 144A or (y) pursuant to another available exemption from registration under the 1933 Act.

          (v)    Minimum Principal Amount.  No sale of the Securities to any
                 ------------------------
     one Subsequent Purchaser will be for less than U.S. $100,000 principal amount and no Security will be issued in a smaller principal amount. If the Subsequent Purchaser is a non-bank fiduciary acting on behalf of others, each person for whom it is acting must purchase at least U.S. $100,000 principal amount of the Securities.

          (vi)   Restrictions on Transfer. The transfer restrictions and the
                 ------------------------
     other provisions set forth in the Offering Memorandum under the heading "Notice to Investors", including the legend required thereby, shall apply to the Securities except as otherwise agreed by the Company and the Initial Purchasers.

          (vii)  Delivery of Offering Memorandum. Each Initial Purchaser will
                 -------------------------------
     deliver to each purchaser of the Securities from such Initial Purchaser, in connection with its original distribution of the Securities, a copy of the Offering Memorandum, as amended and supplemented at the date of such delivery.

          (b) Covenants of the Company. The Company and the Guarantor, jointly and severally, covenant with each Initial Purchaser as follows:

          (i)    Integration.  The Company agrees that it will not and will
                 -----------
     cause its Affiliates not to, directly or indirectly, solicit any offer to buy, sell or make any offer or sale of, or otherwise negotiate in respect of, securities of the Company or the Guarantor of any class if, as a result of the doctrine of "integration" referred to in Rule 502 under the 1933 Act, such offer or sale would render invalid (for the purpose of (i) the sale of the Securities by the Company to the Initial Purchasers, (ii) the resale of the Securities by the Initial Purchasers to Subsequent Purchasers or (iii) the resale of the Securities by such Subsequent Purchasers to others) the exemption from the registration requirements of the 1933 Act provided by Section 4(2) thereof or by Rule 144A thereunder or otherwise.

          (ii)   Rule 144A Information. The Company agrees that, in order to
                 ---------------------
     render the Securities eligible for resale pursuant to Rule 144A under the 1933 Act, while any of the Securities remain outstanding, it will make available, upon request, to any holder of Securities or prospective purchasers of Securities the information specified in Rule 144A(d)(4), unless the Company furnishes information to the Commission pursuant to
     Section 13 or 15(d) of the 1934 Act.

          (iii) Restriction on Repurchases. Until the expiration of two years after the original issuance of the Securities, the Company and the Guarantor will not, and each will cause their Affiliates not to, resell (except to the Company or an Affiliate) any Securities which are "restricted securities" (as such term is defined under Rule 144(a)(3) under the 1933 Act), whether as beneficial owner or otherwise (except as agent acting as a securities broker on behalf of and for the account of customers in the ordinary course of business in unsolicited broker's transactions).

            (c) Qualified Institutional Buyer. Each Initial Purchaser severally and not jointly represents and warrants to, and agrees with, the Company that it is a "qualified institutional buyer" within the meaning of Rule 144A under the 1933 Act (a "Qualified Institutional Buyer") and an "accredited investor" within the meaning of Rule 501(a) under the 1933 Act (an "Accredited Investor").

     Section 7.    Indemnification. (a) The Company agrees to indemnify and hold
                   ---------------
harmless each Initial Purchaser and each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the 1933 Act as follows:

            (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of an untrue statement or alleged untrue statement of a material fact included in any preliminary offering memorandum or the Offering Memorandum (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

            (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 7(d) below) any such settlement is effected with the written consent of the Company; and

            (iii) against any and all expense whatsoever, as incurred (including fees and disbursements of counsel chosen by the Initial Purchasers), reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) above;

     provided, however, that this indemnity agreement does not apply to any
     --------  -------
loss, liability, claim, damage or expense to the extent arising out of an untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Initial Purchasers through Merrill Lynch expressly for use in any preliminary offering memorandum or the Offering Memorandum (or any amendment or supplement thereto).

            (b) Indemnification of Company. Each Initial Purchaser severally (but not jointly) agrees to indemnify and hold harmless the Company, its directors, each of its officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act, against any and all loss, liability, claim, damage and expense described in the indemnity agreement in Section 6(a), as incurred, but only with respect to untrue statements or omissions made in any preliminary offering memorandum or the Offering Memorandum (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Initial Purchaser through Merrill Lynch expressly for use in such preliminary offering memorandum or the Offering Memorandum (or any amendment or supplement thereto).

            (c) Actions Against Parties; Notification. Each indemnified party shall give prompt notice to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 7(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Section 7(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of such action; provided, however, that counsel to
                                           --------  -------
the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying party or parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 7 or Section 8 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

            (d) Settlement Without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 7(a)(ii) effected without its written consent if
(i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

     Section 8.   Contribution. If the indemnification provided for in Section 7
                  ------------
hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Initial Purchasers on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Initial Purchasers on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

          The relative benefits received by the Company on the one hand and the Initial Purchasers on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total discount received by the Initial Purchasers, bear to the aggregate initial offering price of the Securities.

          The relative fault of the Company on the one hand and the Initial Purchasers on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Initial Purchasers, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          The Company and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

          Notwithstanding the provisions of this Section, no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Securities purchased and sold by it were distributed to the purchasers thereof exceeds the amount of any damages which such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

          No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          For purposes of this Section, each person, if any, who controls an Initial Purchaser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Initial Purchaser, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Initial Purchasers' respective obligations to contribute pursuant to this Section are several in proportion to the principal amount of Securities set forth opposite their respective names in Schedule A hereto and not joint.

     Section 9.   Representations, Warranties and Agreements to Survive
                  -----------------------------------------------------
Delivery. The representations, warranties, indemnities, agreements and other
--------
statements of the Company or its officers set forth in or made pursuant to this Agreement will remain operative and in full force and effect regardless of any investigation made by or on behalf of the Company, the Initial Purchasers or any person who controls the Company or the Initial Purchasers within the meaning of
Section 15 of the 1933 Act and will survive delivery of and payment for the Securities.

     Section 10.  Termination of Agreement. (a) Termination General. The
                  ------------------------
Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Offering Memorandum, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or
(iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange or the NASDAQ System, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the NASDAQ System has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

            (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party, except to the extent provided in Section 4 hereof. Notwithstanding any such termination, the provisions of Sections 1, 6, 7 and 8 shall remain in effect.

     Section 11.  Default. If one or more of the Initial Purchasers shall fail
                  -------
at the Closing Time to purchase the Securities that it or they are obligated to purchase (the "Defaulted Securities"), the non-defaulting Initial Purchasers shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Initial Purchasers to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Initial Purchasers have not completed such arrangements within such 24-hour period, then:

            (a) if the aggregate principal amount of Defaulted Securities does not exceed 10% of the aggregate principal amount of the Securities to be purchased, the non-defaulting Initial Purchasers shall be obligated to purchase the full amount thereof in the proportions that their respective purchase obligations bear to the purchase obligations of all non-defaulting Initial Purchasers, or

            (b) if the aggregate principal amount of Defaulted Securities exceeds 10% of the aggregate principal amount of the Securities to be purchased, this Agreement shall terminate without liability on the part of any non-defaulting Initial Purchaser.

            No action taken pursuant to this Section shall relieve any defaulting Initial Purchasers from liability in respect of its default.

            In the event of any such default that does not result in a termination of this Agreement, either the Initial Purchasers or the Company shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Offering Memorandum or in any other documents or arrangements. As used herein, the term "Initial Purchaser" includes any person substituted for an Initial Purchaser under this
Section 11.

     Section 12.  Notices. All notices and other communications under this
                  -------
Agreement shall be in writing and shall be deemed to have been duly given if delivered, mailed or transmitted by any standard form of telecommunication. Notices to the Initial Purchasers shall be directed to Merrill Lynch, c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated, at Merrill Lynch World Headquarters, North Tower, World Financial Center, New York, New York 10281, attention of Michael Senft; notices to the Company shall be directed to it at c/o Applied Extrusion Technologies, Inc., 96 Swampscott Road, Salem, MA 01970, attention of Thomas E. Williams, President.

     Section 13.  Parties. This Agreement is made solely for the benefit of the
                  -------
Initial Purchasers, the Company and, to the extent expressed, any person who controls the Company or the Initial Purchasers within the meaning of Section 15 of the 1933 Act, and the directors of the Company, its officers, and its executors, administrators, successors and assigns and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include any purchaser, as such purchaser, from the Initial Purchaser of the Securities.

     Section 14.  Governing Law and Time. This Agreement shall be governed by
                  ----------------------
the laws of the State of New York. Specified times of the day refer to New York City time.

     Section 15.  Counterparts. This Agreement may be executed in one or more
                  ------------
counterparts and when a counterpart has been executed by each party, all such counterparts taken together shall constitute one and the same agreement.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument will become a binding agreement among the Company and you in accordance with its terms.

                                             Very truly yours,


                                             APPLIED EXTRUSION
                                                TECHNOLOGIES, INC.


                                             By   /s/ Anthony J. Allott
                                                  ------------------------------
                                                  Name: Anthony J. Allott
                                                  Title: Senior Vice President
                                                         and Chief Financial
                                                         Officer





Confirmed and accepted as of
the date first above written:


MERRILL LYNCH & CO.
 Merrill Lynch, Pierce, Fenner & Smith Incorporated
CHASE SECURITIES, INC.
CREDIT SUISSE FIRST BOSTON CORPORATION
DEUTSCHE BANC ALEX BROWN INC.

By: MERRILL LYNCH & CO.
          Merrill Lynch, Pierce, Fenner & Smith Incorporated

By /s/ Keith Alexander
   -----------------------------------
   Name: Keith Alexander
   Title: Managing Director

                                  SCHEDULE I


                                                                Principal Amount
                                                                 of Securities
Initial Purchasers                                              to be Purchased
------------------                                              ---------------

Merrill Lynch, Pierce, Fenner & Smith
            Incorporated                                          $ 90,750,000
Chase Securities Inc.                                               90,750,000
Credit Suisse First Boston Corporation                              46,750,000
Deutsche Banc Alex. Brown Inc.                                      46,750,000
                                                               -----------------
            Total                                                 $275,000,000

                                                                       EXHIBIT A

                         Registration Rights Agreement

                           Dated as of June 19, 2001


                                     among


                     Applied Extrusion Technologies, Inc.


                                      and


                             Merrill Lynch & Co.,

                     Merrill Lynch, Pierce, Fenner & Smith

                                 Incorporated

                             Chase Securities Inc.

                    Credit Suisse First Boston Corporation


                                      and


                        Deutsche Banc Alex. Brown Inc.


                                 Exhibit A-1

                         REGISTRATION RIGHTS AGREEMENT

          THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement") is made and entered into June , 2001, among APPLIED EXTRUSION TECHNOLOGIES, INC., a Delaware corporation (the "Company"), and MERRILL LYNCH & CO., MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, CHASE SECURITIES INC. ,CREDIT SUISSE FIRST BOSTON CORPORATION and DEUTSCHE BANC ALEX. BROWN (the "Purchasers").

          This Agreement is made pursuant to the Purchase Agreement dated June 12, 2001 between the Company and the Purchasers (the "Purchase Agreement"), which provides for the sale by the Company to the Purchasers of an aggregate of $275,000,000 principal amount of the Company's 10 3/4% Senior Notes due 2011 (the "Securities"). In order to induce the Purchasers to enter into the Purchase Agreement, the Company has agreed to provide to the Purchasers and their direct and indirect transferees the registration rights set forth in this Agreement. The execution of this Agreement is a condition to the closing under the Purchase Agreement.

          In consideration of the foregoing, the parties hereto agree as follows:

     1.   Definitions. As used in this Agreement, the following capitalized
          -----------
defined terms shall have the following meanings:

          "1933 Act" shall mean the Securities Act of 1933, as amended from time
           --------
     to time.

          "1934 Act" shall mean the Securities Exchange Act of 1934, as amended
           --------
     from time to time.

          "Closing Date" shall mean the Closing Time as defined in the Purchase
           ------------
     Agreement.

          "Company" shall have the meaning set forth in the preamble and also
           -------
     includes the Company's successors.

          "Depositary" shall mean the Depositary Trust Company, or any other
           ----------
     depositary appointed by the Company; provided, however, that such
                                          --------  -------
     depositary must have an address in the Borough of Manhattan, in the City of New York.

          "Exchange Offer" shall mean the exchange offer by the Company of
           --------------
     Exchange Securities for Registrable Securities pursuant to Section 2(a) hereof.

          "Exchange Offer Registration" shall mean a registration under the 1933
           ---------------------------
     Act effected pursuant to Section 2(a) hereof.

          "Exchange Offer Registration Statement" shall mean an exchange offer
           -------------------------------------
     registration statement on Form S-4 (or, if applicable, on another appropriate form), and all amendments and

                                  Exhibit A-2
     supplements to such registration statement, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

          "Exchange Securities" shall mean 10 3/4% Series B Senior Notes due
           -------------------
     2011 issued by the Company under the Indenture containing terms identical to the Securities (except that (i) interest thereon shall accrue from the last date on which interest was paid on the Securities or, if no such interest has been paid, from the date of their original issue (ii) the transfer restrictions thereon shall be eliminated and (iii) certain provisions relating to an increase in the stated rate of interest thereon shall be eliminated), to be offered to Holders of Securities in exchange for Securities pursuant to the Exchange Offer.

          "Holders" shall mean the Purchasers, for so long as they own any
           -------
     Registrable Securities, and each of their successors, assigns and direct and indirect transferees who become registered owners of Registrable Securities under the Indenture.

          "Indenture" shall mean the Indenture relating to the Securities dated
           ---------
     as of June , 2001 between the Company and Wells Fargo Bank Minnesota, National Association, as trustee, as the same may be amended from time to time in accordance with the terms thereof.

          "Majority Holders" shall mean the Holders of a majority of the
           ----------------
     aggregate principal amount of outstanding Registrable Securities; provided
                                                                       --------
     that whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Company shall be disregarded in determining whether such consent or approval was given by the Holders of such required percentage or amount.

          "Person" shall mean an individual, partnership, limited liability
           ------
     company, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

          "Prospectus" shall mean the prospectus included in a Registration
           ----------
     Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including a prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by a Shelf Registration Statement, and by all other amendments and supplements to a prospectus, including post-effective amendments, and in each case including all material incorporated by reference therein.

          "Purchase Agreement" shall have the meaning set forth in the preamble.
           ------------------

          "Purchaser" shall have the meaning set forth in the preamble.
           ---------

          "Registrable Securities" shall mean the Securities; provided, however,
           ----------------------                             --------  -------
     that the Securities shall cease to be Registrable Securities when (i) a Registration Statement with respect to such Securities shall have been declared effective under the 1933 Act and such Securities shall have been disposed of pursuant to such Registration Statement, (ii) such Securities shall have been sold to the public pursuant to Rule 144(k) (or any similar provision then in force, but not Rule 144A) under the 1933 Act, (iii) such Securities shall have ceased to be outstanding or (iv) such Securities have been exchanged for Exchange Securities upon consummation of the Exchange Offer.

                                  Exhibit A-3

          "Registration Expenses" shall mean any and all expenses incident to
           ---------------------
     performance of or compliance by the Company with this Agreement, including without limitation: (i) all SEC, stock exchange or National Association of Securities Dealers, Inc. ("NASD") registration and filing fees, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws and compliance with the rules of the NASD (including reasonable fees and disbursements of counsel for any underwriters or Holders in connection with blue sky qualification of any of the Exchange Securities or Registrable Securities), (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, any Prospectus, any amendments or supplements thereto, any underwriting agreements, securities sales agreements and other documents relating to the performance of and compliance with this Agreement, (iv) all rating agency fees, (v) all fees and expenses incurred in connection with the listing, if any, of any of the Registrable Securities on any securities exchange or exchanges, (vi) the fees and disbursements of counsel for the Company and of the independent public accountants of the Company, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance, (vii) the fees and expenses of the Trustee, and any escrow agent or custodian, and (viii) any fees and disbursements of the underwriters customarily required to be paid by issuers or sellers of securities and the reasonable fees and expenses of any special experts retained by the Company in connection with any Registration Statement, but excluding fees of counsel to the underwriters or the Holders and underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of Registrable Securities by a Holder.

          "Registration Statement" shall mean any registration statement of the
           ----------------------
     Company which covers any of the Exchange Securities or Registrable Securities pursuant to the provisions of this Agreement, and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

          "SEC" shall mean the Securities and Exchange Commission.
           ---

          "Shelf Registration" shall mean a registration effected pursuant to
           ------------------
     Section 2(b) hereof.

          "Shelf Registration Statement" shall mean a "shelf" registration
           ----------------------------
     statement of the Company pursuant to the provisions of Section 2(b) of this Agreement which covers all of the Registrable Securities on an appropriate form under Rule 415 under the 1933 Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

          "Trustee" shall mean the trustee with respect to the Securities under
           -------
     the Indenture.

     2.   Registration Under the 1933 Act. (a) Exchange Offer Registration. To
          -------------------------------      ---------------------------
the extent not prohibited by any applicable law or applicable interpretation of the Staff of the SEC, the Company shall use its best efforts (A) to file within 30 days after the Closing Date an Exchange Offer Registration Statement covering the offer by the Company to the Holders to exchange all of the Registrable Securities for Exchange Securities, (B) to cause such Exchange Offer Registration

                                  Exhibit A-4

Statement to be declared effective by the SEC within 120 days after the Closing Date, (C) to cause such Registration Statement to remain effective until the closing of the Exchange Offer and (D) to consummate the Exchange Offer within 150 days following the Closing Date. The Exchange Securities will be issued under the Indenture. Upon the effectiveness of the Exchange Offer Registration Statement, the Company shall promptly commence the Exchange Offer, it being the objective of such Exchange Offer to enable each Holder (other than Participating Broker-Dealers (as defined in Section 3(f)) eligible and electing to exchange Registrable Securities for Exchange Securities (assuming that such Holder is not an affiliate of the Company within the meaning of Rule 405 under the 1933 Act, acquires the Exchange Securities in the ordinary course of such Holder's business and has no arrangements or understandings with any person to participate in the Exchange Offer for the purpose of distributing the Exchange Securities) to trade such Exchange Securities from and after their receipt without any limitations or restrictions under the 1933 Act and without material restrictions under the securities laws of a substantial proportion of the several states of the United States.

          In connection with the Exchange Offer, the Company shall:

          (i) mail to each Holder a copy of the Prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

          (ii) keep the Exchange Offer open for not less than 30 days after the date notice thereof is mailed to the Holders (or longer if required by applicable law);

          (iii)  use the services of the Depositary for the Exchange Offer;

          (iv) permit Holders to withdraw tendered Registrable Securities at any time prior to the close of business, New York City time, on the last business day on which the Exchange Offer shall remain open, by sending to the institution specified in the notice, a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Registrable Securities delivered for exchange, and a statement that such Holder is withdrawing his election to have such Securities exchanged; and

          (v) otherwise comply in all respects with all applicable laws relating to the Exchange Offer.

          As soon as practicable after the close of the Exchange Offer, the Company shall:

          (i) accept for exchange Registrable Securities duly tendered and not validly withdrawn pursuant to the Exchange Offer in accordance with the terms of the Exchange Offer Registration Statement and the letter of transmittal which is an exhibit thereto;

          (ii) deliver, or cause to be delivered, to the Trustee for cancellation all Registrable Securities so accepted for exchange by the Company; and

          (iii) cause the Trustee promptly to authenticate and deliver Exchange Securities to each Holder of Registrable Securities equal in principal amount to the Registrable Securities of such Holder so accepted for exchange.

                                  Exhibit A-5

          Interest on each Exchange Security will accrue from the last date on which interest was paid on the Registrable Securities surrendered in exchange therefor or, if no interest has been paid on the Registrable Securities, from the date of its original issue. The Exchange Offer shall not be subject to any conditions, other than that the Exchange Offer, or the making of any exchange by a Holder, does not violate applicable law or any applicable interpretation of the Staff of the SEC. Each Holder of Registrable Securities (other than Participating Broker-Dealers) who wishes to exchange such Registrable Securities for Exchange Securities in the Exchange Offer will be required to represent that
(i) it is not an affiliate of the Company, (ii) any Exchange Securities to be received by it were acquired in the ordinary course of business and (iii) at the time of the commencement of the Exchange Offer it has no arrangement with any person to participate in the distribution (within the meaning of the Securities
Act) of the Exchange Securities. The Company shall inform the Purchasers of the names and addresses of the Holders to whom the Exchange Offer is made, and the Purchasers shall have the right to contact such Holders and otherwise facilitate the tender of Registrable Securities in the Exchange Offer.

          (b)  Shelf Registration. (i) If, because of any change in law or
               ------------------
applicable interpretations thereof by the Staff of the SEC, the Company is not permitted to effect the Exchange Offer as contemplated by Section 2(a) hereof, or (ii) if for any other reason the Exchange Offer is not consummated within 150 days after the Closing Date, or (iii) if any Holder (other than a Purchaser) is not eligible to participate in the Exchange Offer or (iv) upon the request of any Purchaser (with respect to any Registrable Securities which it acquired directly from the Company) following the consummation of the Exchange Offer if such Purchaser shall hold Registrable Securities which it acquired directly from the Company and if such Purchaser is not permitted, in the opinion of counsel to such Purchaser, pursuant to applicable law or applicable interpretation of the Staff of the SEC to participate in the Exchange Offer, the Company shall, at its cost,

               (A) as promptly as practicable, file with the SEC a Shelf Registration Statement relating to the offer and sale of the Registrable Securities by the Holders from time to time in accordance with the methods of distribution elected by the Majority Holders of such Registrable Securities and set forth in such Shelf Registration Statement, and use its best efforts to cause such Shelf Registration Statement to be declared effective by the SEC by 150 days after the Closing Date. In the event that the Company is required to file a Shelf Registration Statement upon the request of any Holder (other than a Purchaser) not eligible to participate in the Exchange Offer pursuant to clause (iii) above or upon the request of any Purchaser pursuant to clause (iv) above, the Company shall file and have declared effective by the SEC both an Exchange Offer Registration Statement pursuant to Section 2(a) with respect to all Registrable Securities and a Shelf Registration Statement (which may be a combined Registration Statement with the Exchange Offer Registration Statement) with respect to offers and sales of Registrable Securities held by such Holder or such Purchaser after completion of the Exchange Offer.

               (B) use its best efforts to keep the Shelf Registration Statement continuously effective in order to permit the Prospectus forming part thereof to be usable by Holders for a period of two years from the date the Shelf Registration Statement is declared effective by the SEC (or one year from the date the Shelf Registration Statement is declared effective if such Shelf Registration Statement is filed upon the request of any

                                  Exhibit A-6

          Purchaser pursuant to clause (iv) above) or such shorter period which will terminate when all of the Registrable Securities covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement.

               (C) nothwithstanding any other provisions hereof, use its best efforts to ensure that (i) any Shelf Registration Statement and any amendment thereto and any Prospectus forming part thereof and any supplement thereto complies in all material respects with the 1933 Act and the rules and regulations thereunder, (ii) any Shelf Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) any Prospectus forming part of any Shelf Registration Statement, and any supplement to such Prospectus (as amended or supplemented from time to time), does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements, in light of the circumstances under which they were made, not misleading.

          The Company further agrees, if necessary, to supplement or amend the Shelf Registration Statement if reasonably requested by the Majority Holders with respect to information relating to the Holders and otherwise as required by
Section 3(b) below, to use all reasonable efforts to cause any such amendment to become effective and such Shelf Registration to become usable as soon as thereafter practicable and to furnish to the Holders of Registrable Securities copies of any such supplement or amendment promptly after its being used or filed with the SEC.

          (c)  Expenses. The Company shall pay all Registration Expenses in
               --------
connection with the registration pursuant to Section 2(a) or 2(b) and, in the case of any Shelf Registration Statement, will reimburse the Holders or Purchasers for the reasonable fees and disbursements of one firm or counsel designated in writing by the Majority Holders to act as counsel for the Holders of the Registrable Securities in connection therewith, and, in the case of an Exchange Offer Registration Statement, will reimburse the Purchasers, as applicable, for the reasonable fees and disbursements of one counsel in connection therewith. Each Holder shall pay all expenses of its counsel other than as set forth in the preceding sentence, underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder's Registrable Securities pursuant to the Shelf Registration Statement.

          (d)  Effective Registration Statement. (i) The Company will be deemed
               --------------------------------
not to have used its best efforts to cause the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, to become, or to remain, effective during the requisite period if it voluntarily takes any action that would result in any such Registration Statement not being declared effective or in the Holders of Registrable Securities covered thereby not being able to exchange or offer and sell such Registrable Securities during that period unless (A) such action is required by applicable law or (B) such action is taken by the the Company in good faith and for valid business reasons (not including avoidance of the Company's obligations hereunder), including the acquisition or divestiture of assets, so long as the Company promptly complies with the requirements of Section 3(j) hereof, if applicable.

                                  Exhibit A-7

          (ii) An Exchange Offer Registration Statement pursuant to Section 2(a) hereof or a Shelf Registration Statement pursuant to Section 2(b) hereof will not be deemed to have become effective unless it has been declared effective by the SEC; provided, however, that if, after it has been
                           --------  -------
     declared effective, the offering of Registrable Securities pursuant to a Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court, such Registration Statement will be deemed not to have been effective during the period of such interference, until the offering of Registrable Securities pursuant to such Registration Statement may legally resume.

          (e)  Increase in Interest Rate. In the event that (i) the Exchange
               -------------------------
Offer Registration Statement is not filed with the Commission on or prior to the 30th calendar day after the Closing Date, (ii) the Exchange Offer Registration Statement is not declared effective on or prior to the 120th calendar day after the Closing Date or (iii) the Exchange Offer is not consummated or a Shelf Registration Statement with respect to the Registrable Securities is not declared effective on or prior to the 150th calendar day after the Closing Date, the interest rate borne by the Securities shall be increased by one-half of one percent per annum following such 30-day period in the case of clause (i) above, such 120-day period in the case of clause (ii) above, or such 150-day period in the case of clause (iii) above; provided that the aggregate increase in such
                                --------
interest rate will in no event exceed one-half of one percent per annum. Upon
(x) the filing of the Exchange Offer Registration Statement after the 30-day period described in clause (i) above, (y) the effectiveness of the Exchange Offer Registration Statement after the 120-day period described in clause (ii) above or (z) the consummation of the Exchange Offer or the effectiveness of a Shelf Registration Statement, as the case may be, after the 150-day period described in clause (iii) above, the interest rate borne by the Securities from the date of such filing, effectiveness or consummation, as the case may be, will be reduced to the original interest rate.

          (f)  Specific Enforcement. Without limiting the remedies available to
               --------------------
the Purchasers and the Holders, the Company acknowledges that any failure by the Company to comply with its obligations under Section 2(a) and Section 2(b) hereof may result in material irreparable injury to the Purchasers or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Purchasers or any Holder may obtain such relief as may be required to specifically enforce the Company's obligations under Section 2(a) and Section 2(b) hereof.

     3.   Registration Procedures. In connection with the obligations of the
          -----------------------
Company with respect to the Registration Statements pursuant to Sections 2(a) and 2(b) hereof, the Company shall:

          (a) prepare and file with the SEC a Registration Statement, within the time period specified in Section 2, on the appropriate form under the 1933 Act, which form (i) shall be selected by the Company, (ii) shall, in the case of a Shelf Registration, be available for the sale of the Registrable Securities by the selling Holders thereof and (iii) shall comply as to form in all material respects with the requirements of the applicable form and include or incorporate by reference all financial statements required by the SEC to be filed therewith, and use its best efforts to cause such Registration Statement to become effective and remain effective in accordance with Section 2 hereof;

                                  Exhibit A-8

          (b) prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary under applicable law to keep such Registration Statement effective for the applicable period; cause each Prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the 1933 Act; and comply with the provisions of the 1933 Act with respect to the disposition of all securities covered by each Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the selling Holders thereof;

          (c) in the case of a Shelf Registration, (i) notify each Holder of Registrable Securities, at least five days prior to filing, that a Shelf Registration Statement with respect to the Registrable Securities is being filed and advising such Holders that the distribution of Registrable Securities will be made in accordance with the method elected by the Majority Holders; and (ii) furnish to each Holder of Registrable Securities, to counsel for the Purchasers, to counsel for the Holders and to each underwriter of an underwritten offering of Registrable Securities, if any, without charge, as many copies of each Prospectus, including each preliminary Prospectus, and any amendment or supplement thereto and such other documents as such Holder or underwriter may reasonably request, including financial statements and schedules and, if the Holder so requests, all exhibits to be filed (including those incorporated by reference) in order to facilitate the public sale or other disposition of the Registrable Securities; and (iii) subject to the last paragraph of Section 3, hereby consent to the use of the Prospectus or any amendment or supplement thereto by each of the selling Holders of Registrable Securities in connection with the offering and sale of the Registrable Securities covered by the Prospectus or any amendment or supplement thereto provided that such use complies with all applicable laws and regulations;

          (d) use its best efforts to register or qualify the Registrable Securities under all applicable state securities or "blue sky" laws of such jurisdictions as any Holder of Registrable Securities covered by a Registration Statement and each underwriter of an underwritten offering of Registrable Securities shall reasonably request by the time the applicable Registration Statement is declared effective by the SEC, to cooperate with the Holders in connection with any filings required to be made with the NASD, and do any and all other acts and things which may be reasonably necessary or advisable to enable such Holder to consummate the disposition in each such jurisdiction of such Registrable Securities owned by such Holder; provided, however, that the
                                                  --------  -------
Company shall not be required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), (ii) take any action which would subject it to general service of process or (iii) subject itself to taxation in any jurisdiction if it is not then so subject;

          (e) in the case of a Shelf Registration, notify each Holder of Registrable Securities and one counsel for the Purchasers promptly and, if requested by such Holder or counsel, confirm such advice in writing promptly (i) when a Registration Statement has become effective and when any post-effective amendments and supplements thereto become effective, (ii) of any request by the SEC or any state securities authority for post-effective amendments and supplements to a Registration Statement and Prospectus or for additional information after the Registration Statement has become effective, (iii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iv) if, between the effective date of a Registration Statement and the closing of any sale of Registrable Securities covered thereby, the representations and warranties of the Company contained in any

                                  Exhibit A-9
underwriting agreement, securities sales agreement or other similar agreement, if any, relating to such offering cease to be true and correct in all material respects, (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (vi) of the happening of any event or the discovery of any facts during the period a Shelf Registration Statement is effective which makes any statement made in such Registration Statement or the related Prospectus untrue in any material respect or which requires the making of any changes in such Registration Statement or Prospectus in order to make the statements therein not misleading and (vii) of any determination by the Company that a post-effective amendment to a Registration Statement would be appropriate;

          (f) (A) in the case of the Exchange Offer, (i) include in the Exchange Offer Registration Statement a "Plan of Distribution" section covering the use of the Prospectus included in the Exchange Offer Registration Statement by broker-dealers who have exchanged their Registrable Securities for Exchange Securities for the resale of such Exchange Securities, (ii) furnish to each broker-dealer who desires to participate in the Exchange Offer, without charge, as many copies of each Prospectus included in the Exchange Offer Registration Statement, including any preliminary prospectus, and any amendment or supplement thereto, as such broker-dealer may reasonably request, (iii) include in the Exchange Offer Registration Statement a statement that any broker-dealer who holds Registrable Securities acquired for its own account as a result of market-making activities or other trading activities (a "Participating Broker-Dealer"), and who receives Exchange Securities for Registrable Securities pursuant to the Exchange Offer, may be a statutory underwriter and must deliver a prospectus meeting the requirements of the 1933 Act in connection with any resale of such Exchange Securities, (iv) subject to the last paragraph of Section 3, hereby consent to the use of the Prospectus forming part of the Exchange Offer Registration Statement or any amendment or supplement thereto, by any broker-dealer in connection with the sale or transfer of the Exchange Securities covered by the Prospectus or any amendment or supplement thereto, and (v) include in the transmittal letter or similar documentation to be executed by an exchange offeree in order to participate in the Exchange Offer (x) the following provision:

          "If the undersigned is not a broker-dealer, the undersigned represents that it is not engaged in, and does not intend to engage in, a distribution of Exchange Securities. If the undersigned is a broker-dealer that will receive Exchange Securities for its own account in exchange for Registrable Securities, it represents that the Registrable Securities to be exchanged for Exchange Securities were acquired by it as a result of market-making activities or other trading activities and acknowledges that it will deliver a prospectus meeting the requirements of the 1933 Act in connection with any resale of such Exchange Securities pursuant to the Exchange Offer; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the 1933 Act"; and

          (y) a statement to the effect that by a broker-dealer making the acknowledgment described in subclause (x) and by delivering a Prospectus in connection with the exchange of registrable Securities, the

                                  Exhibit A-10
          broker-dealer will not be deemed to admit that it is an underwriter within the meaning of the 1933 Act"; and

          (B) to the extent any Participating Broker-Dealer participates in the Exchange Offer, the Company shall use its best efforts to cause to be delivered at the request of an entity representing the Participating Broker-Dealers (which entity shall be one of the Purchasers, unless they elect not to act as such representative) only one, if any, "cold comfort" letter with respect to the Prospectus in the form existing on the last date for which exchanges are accepted pursuant to the Exchange Offer and with respect to each subsequent amendment or supplement, if any, effected during the period specified in clause (C) below; and

          (C) to the extent any Participating Broker-Dealer participates in the Exchange Offer, the Company shall use its best efforts to maintain the effectiveness of the Exchange Offer Registration Statement for a period of 180 days following the closing of the Exchange Offer; and

               (D) the Company shall not be required to amend or supplement the Prospectus contained in the Exchange Offer Registration Statement as would otherwise be contemplated by Section 3(b), or take any other action as a result of this Section 3(f), for a period exceeding 180 days after the last date for which exchanges are accepted pursuant to the Exchange Offer (as such period may be extended by the Company) and Participating Broker-Dealers shall not be authorized by the Company to, and shall not, deliver such Prospectus after such period in connection with resales contemplated by this Section 3(f) (D) in the case of an Exchange Offer, furnish one counsel for the Purchasers and
          (B) in the case of a Shelf Registration, furnish one counsel for the Holders of Registrable Securities copies of any request by the SEC or any state securities authority for amendments or supplements to a Registration Statement and Prospectus or for additional information;

          (g) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement as soon as practicable and provide immediate notice to each Holder of the withdrawal of any such order;

          (h) in the case of a Shelf Registration, furnish to each Holder of Registrable Securities, without charge, at least one conformed copy of each Registration Statement and any post-effective amendment thereto (without documents incorporated therein by reference or exhibits thereto, unless requested);

          (i) in the case of a Shelf Registration, cooperate with the selling Holders of Registrable Securities to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and cause such Registrable Securities to be in such denominations (consistent with the provisions of the Indenture) and registered in such names as the selling Holders or the underwriters, if any, may reasonably request at least two business days prior to the closing of any sale of Registrable Securities;

                                 Exhibit A-11

          (j) in the case of a Shelf Registration, upon the occurrence of any event or the discovery of any facts, each as contemplated by Section 3(e)(vi) hereof, use its best efforts to prepare a supplement or post-effective amendment to a Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, such Prospectus will not contain at the time of such delivery any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company agrees to notify each Holder to suspend use of the Prospectus as promptly as practicable after the occurrence of such an event, and each Holder hereby agrees to suspend use of the Prospectus until the Company has amended or supplemented the Prospectus to correct such misstatement or omission. At such time as such public disclosure is otherwise made or the Company determines that such disclosure is not necessary, in each case to correct any misstatement of a material fact or to include any omitted material fact, the Company agrees promptly to notify each Holder of such determination and to furnish each Holder such numbers of copies of the Prospectus, as amended or supplemented, as such Holder may reasonably request;

          (k) obtain a CUSIP number for all Exchange Securities, or Registrable Securities, as the case may be, not later than the effective date of a Registration Statement, and provide the Trustee with printed certificates for the Exchange Securities or the Registrable Securities, as the case may be, in a form eligible for deposit with the Depositary;

          (l) (i) cause the Indenture to be qualified under the Trust Indenture Act of 1939, as amended (the "TIA"), in connection with the registration of the Exchange Securities, or Registrable Securities, as the case may be, (ii) cooperate with the Trustee and the Holders to effect such changes to the Indenture as may be required for the Indenture to be so qualified in accordance with the terms of the TIA and (iii) execute, and use its best efforts to cause the Trustee to execute, all documents as may be required to effect such changes, and all other forms and documents required to be filed with the SEC to enable the Indenture to be so qualified in a timely manner;

          (m) in the case of a Shelf Registration, enter into agreements (including underwriting agreements) and take all other customary and appropriate actions (including those reasonably requested by the Majority Holders) in order to expedite or facilitate the disposition of such Registrable Securities and in such connection whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration:

          (i) make such representations and warranties to the Holders of such Registrable Securities and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in similar underwritten offerings as may be reasonably requested by them;

         (ii) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any, and the holders of a majority in principal amount of the Registrable Securities being sold) addressed to each selling Holder and the underwriters, if any, covering the matters customarily covered in opinions requested in sales of securities or underwritten offerings and such other matters as may be reasonably requested by such Holders and underwriters;

                                 Exhibit A-12

          (iii) obtain "cold comfort" letters and updates thereof from the Company's independent certified public accountants addressed to the underwriters, if any, and will use reasonable best efforts to have such letter addressed to the selling Holders of Registrable Securities, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters to underwriters in connection with similar underwritten offerings;

          (iv) enter into a securities sales agreement with the Holders and an agent of the Holders providing for, among other things, the appointment of such agent for the selling Holders for the purpose of soliciting purchases of Registrable Securities, which agreement shall be in form, substance and scope customary for similar offerings;

          (v) if an underwriting agreement is entered into, cause the same to set forth indemnification provisions and procedures substantially equivalent to the indemnification provisions and procedures set forth in
     Section 5 hereof with respect to the underwriters and all other parties to be indemnified pursuant to said Section; and

          (vi) deliver such documents and certificates as may be reasonably requested and as are customarily delivered in similar offerings.

     The above shall be done at (i) the effectiveness of such Registration Statement (and, if appropriate, each post-effective amendment thereto) and
     (ii) each closing under any underwriting or similar agreement as and to the extent required thereunder. In the case of any underwritten offering, the Company shall provide written notice to the Holders of all Registrable Securities of such underwritten offering at least 30 days prior to the filing of a prospectus supplement for such underwritten offering. Such notice shall (x) offer each such Holder the right to participate in such underwritten offering, (y) specify a date, which shall be no earlier than 10 days following the date of such notice, by which such Holder must inform the Company of its intent to participate in such underwritten offering and
     (z) include the instructions such Holder must follow in order to participate in such underwritten offering;

          (n) in the case of a Shelf Registration, make available for inspection by representatives of the Holders of the Registrable Securities and any underwriters participating in any disposition pursuant to a Shelf Registration Statement and any one counsel or accountant retained by such Holders or underwriters, all financial and other records, pertinent corporate documents and properties of the Company reasonably requested by any such persons, and cause the respective officers, directors, employees, and any other agents of the Company to supply all information reasonably requested by any such representative, underwriter, one special counsel or accountant in connection with a Registration Statement;

          (o) (i) a reasonable time prior to the filing of any Exchange Offer Registration Statement, any Prospectus forming a part thereof, any amendment to an Exchange Offer Registration Statement or amendment or supplement to a Prospectus, provide copies of such document to the Purchasers, and make such changes in any such document prior to the filing thereof as any of the Purchasers or their counsel may reasonably request; (ii) in the case of a Shelf Registration, a reasonable time prior to filing any Shelf Registration Statement, any Prospectus forming a part thereof, any amendment to such Shelf Registration Statement or amendment or supplement to such Prospectus,

                                 Exhibit A-13
provide copies of such document to the Holders of Registrable Securities, to the Purchasers, to one counsel on behalf of the Holders and to the underwriter or underwriters of an underwritten offering of Registrable Securities, if any, and make such changes in any such document prior to the filing thereof as the Holders of Registrable Securities, the Purchasers on behalf of such Holders, their counsel and any underwriter may reasonably request; and (iii) cause the representatives of the Company to be available for discussion of such document as shall be reasonably requested by the Holders of Registrable Securities, the Purchasers on behalf of such Holders or any underwriter and shall not at any time make any filing of any such document of which such Holders, the Purchasers on behalf of such Holders, their counsel or any underwriter shall not have previously been advised and furnished a copy or to which such Holders, the Purchasers on behalf of such Holders, their counsel or any underwriter shall reasonably object;

          (p) in the case of a Shelf Registration, use its best efforts to cause all Registrable Securities to be listed on any securities exchange on which similar debt securities issued by the Company are then listed if requested by the Majority Holders or by the underwriter or underwriters of an underwritten offering of Registrable Securities, if any;

          (q) in the case of a Shelf Registration, use its best efforts to cause the Registrable Securities to be rated with the appropriate rating agencies, if so requested by the Majority Holders or by the underwriter or underwriters of an underwritten offering of Registrable Securities, if any, unless the Registrable Securities are already so rated;

          (r) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC and make available to its security holders, as soon as reasonably practicable, an earnings statement covering at least 12 months which shall satisfy the provisions of Section 11(a) of the 1933 Act and Rule 158 thereunder; and

          (s) provide reasonable cooperation and assistance in any filings required to be made with the NASD and in the performance of any due diligence investigation by any underwriter and its counsel.

          In the case of a Shelf Registration Statement, the Company may (as a condition to such Holder's participation in the Shelf Registration) require each Holder of Registrable Securities to promptly furnish to the Company such information regarding such Holder and the proposed distribution by such Holder of such Registrable Securities as the Company may from time to time reasonably request in writing.

          In the case of a Shelf Registration Statement, each Holder agrees that, upon receipt of any notice from the Company of the happening of any event or the discovery of any facts, each of the kind described in Section 3(e)(ii)-
(vi) hereof, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to a Registration Statement until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3(k) hereof, and, if so directed by the Company, such Holder will deliver to the Company (at its expense) all copies in its possession, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice. If the Company shall give any such notice to suspend the disposition of Registrable Securities pursuant to a Shelf Registration Statement as a result of the happening of any event or the discovery of any facts, each of the kind described in

                                 Exhibit A-14

Section 3(e)(vi) hereof, the Company shall be deemed to have used its best efforts to keep the Shelf Registration Statement effective during such period of suspension provided that the Company shall use its best efforts to file and have declared effective (if an amendment) as soon as practicable an amendment or supplement to the Shelf Registration Statement and shall extend the period during which the Registration Statement shall be maintained effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of such notice to and including the date when the Holders shall have received copies of the supplemented or amended Prospectus necessary to resume such dispositions.

          4. Underwritten Registrations. If any of the Registrable Securities
             --------------------------
covered by any Shelf Registration are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will manage the offering will be selected by the Majority Holders of such Registrable Securities included in such offering and shall be reasonably acceptable to the Company.

             No Holder of Registrable Securities may participate in any underwritten registration hereunder unless such Holder (a) agrees to sell such Holder's Registrable Securities on the basis provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents required under the terms of such underwriting arrangements.

          5. Indemnification and Contribution. (a) The Company shall indemnify
             --------------------------------
and hold harmless each Purchaser, each Holder, including Participating Broker-Dealers, each underwriter who participates in an offering of Registrable Securities, their respective affiliates, and the respective directors, officers, employees, agents and each Person, if any, who controls any of such parties within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

             (i) against any and all losses, liabilities, claims, damages and expenses whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment thereto) pursuant to which Exchange Securities or Registrable Securities were registered under the 1933 Act, including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

             (ii) against any and all losses, liabilities, claims, damages and expenses whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

                                 Exhibit A-15

             (iii) against any and all expenses whatsoever, as incurred (including fees and disbursements of counsel chosen by any indemnified party), reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any court or governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) of this Section 5(a);

provided, however, that this indemnity does not apply to any loss, liability,
--------  -------
claim, damage or expense to the extent arising out of an untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Purchasers, any Holder, including Participating Broker-Dealers or any underwriter expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto).

             (b) In the case of a Shelf Registration, each Holder agrees, severally and not jointly, to indemnify and hold harmless the Company, the Purchasers, each underwriter who participates in an offering of Registrable Securities and the other selling Holders and each of their respective directors and officers (including each officer of the Company who signed the Registration Statement) and each Person, if any, who controls the Company, the Purchasers, any underwriter or any other selling Holder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all losses, liabilities, claims, damages and expenses described in the indemnity contained in Section 5(a) hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Holder, as the case may be, expressly for use in the Registration Statement (or any amendment thereto), or the Prospectus (or any amendment or supplement thereto); provided, however, that
                                                         --------  -------
no such Holder shall be liable for any claims hereunder in excess of the amount of net proceeds received by such Holder from the sale of Registrable Securities pursuant to such Shelf Registration Statement.

             (c) Each indemnified party shall give prompt notice to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have other than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of such action. In no event shall the indemnifying party or parties be liable for the fees and expenses of more than one counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

             (d) In order to provide for just and equitable contribution in circumstances in which any of the indemnity provisions set forth in this Section 5 are for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Company, the Purchasers and the Holders shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement incurred by the Company, the Purchasers and the Holders, as incurred; provided,
                                                                      --------
however, that no person guilty of fraudulent misrepresentation (within the
-------
meaning of Section 11(f) of the 1933 Act) shall be entitled to

                                 Exhibit A-16
contribution from any Person that was not guilty of such fraudulent misrepresentation. As between the Company, the Purchasers and the Holders, such parties shall contribute to such aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement in such proportion as shall be appropriate to reflect (i) the relative benefits received by the Company on the one hand, the Purchasers on another hand, and the Holders on another hand, from the offering of the Exchange Securities or Registrable Securities included in such offering, and (ii) the relative fault of the Company on the one hand, the Purchasers on another hand, and the Holders on another hand, with respect to the statements or omissions which resulted in such loss, liability, claim, damage or expense, or action in respect thereof, as well as any other relevant equitable considerations. The Company, the Purchasers and the Holders of the Registrable Securities agree that it would not be just and equitable if contribution pursuant to this Section 5 were to be determined by pro rata allocation or by any other method of allocation that does not take into account the relevant equitable considerations. For purposes of this Section 5, each affiliate of a Purchaser or Holder, and each director, officer, employee, agent and Person, if any, who controls a Purchaser or Holder or such affiliate within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Purchaser or Holder, and each director of the Company, each officer of the Company who signed the Registration Statement, and each Person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The parties hereto agree that any underwriting discount or commission or reimbursement of fees paid to any Purchaser pursuant to the Purchase Agreement shall not be deemed to be a benefit received by any Purchaser in connection with the offering of the Exchange Securities or Registrable Securities included in such offering.

          6.  Miscellaneous. (a) Rule 144 and Rule 144A. For so long as the
              -------------
Company is subject to the reporting requirements of Section 13 or 15 of the 1934 Act, the Company covenants that it will file the reports required to be filed by it under the 1933 Act and Section 13(a) or 15(d) of the 1934 Act and the rules and regulations adopted by the SEC thereunder, that if it ceases to be so required to file such reports, it will upon the request of any Holder of Registrable Securities (i) make publicly available such information as is necessary to permit sales pursuant to Rule 144 under the 1933 Act, (ii) deliver such information to a prospective purchaser as is necessary to permit sales pursuant to Rule 144A under the 1933 Act and it will take such further action as any Holder of Registrable Securities may reasonably request, and (iii) take such further action that is reasonable in the circumstances, in each case, to the extent required from time to time to enable such Holder to sell its Registrable Securities without registration under the 1933 Act within the limitation of the exemptions provided by (x) Rule 144 under the 1933 Act, as such Rule may be amended from time to time, (y) Rule 144A under the 1993 Act, as such Rule may be amended from time to time, or (z) any similar rules or regulations hereafter adopted by the SEC. Upon the request of any Holder of Registrable Securities, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

                                 Exhibit A-17

          (b) No Inconsistent Agreements. The Company has not entered into nor
              --------------------------
will the Company on or after the date of this Agreement enter into any agreement which is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's other issued and outstanding securities under any such agreements.

          (c) Amendments and Waivers. The provisions of this Agreement,
              ----------------------
including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of Majority Holders affected by such amendment, modification, supplement, waiver or departure; provided, however, that no amendment, modification, supplement or
           --------  -------
waiver or consent to any departure from the provisions of Section 5 hereof shall be effective as against any Holder of Registrable Securities unless consented to in writing by such Holder.

          (d) Notices. All notices and other communications provided for or
              -------
permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telex, telecopier, or any courier guaranteeing overnight delivery
(i) if to a Holder, at the most current address given by such Holder to the Company by means of a notice given in accordance with the provisions of this
Section 6(d), which address initially is, with respect to a Purchaser, the address set forth in the Purchase Agreement; and (ii) if to the Company, initially at the Company's address set forth in the Purchase Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 6(d).

          All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; and on the next business day if timely delivered to an air courier guaranteeing overnight delivery.

          Copies of all such notices, demands, or other communications shall be concurrently delivered by the person giving the same to the Trustee, at the address specified in the Indenture.

          (e) Successors and Assigns. This Agreement shall inure to the benefit
              ----------------------
of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders; provided that nothing herein shall be deemed to
                                --------
permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms hereof or of the Purchase Agreement or the Indenture. If any transferee of any Holder shall acquire Registrable Securities, in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities, such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement, including the restrictions on resale set forth in this Agreement and, if applicable, the Purchase Agreement, and such Person shall be entitled to receive the benefits hereof.

          (f) Third Party Beneficiary. The Purchasers shall be third party
              -----------------------
beneficiaries to the agreements made hereunder between the Company, on the one hand, and the Holders, on the other

                                 Exhibit A-18
hand, and shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights or the rights of Holders hereunder.

          (g) Counterparts. This Agreement may be executed in any number of
              ------------
counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          (h) Headings. The headings in this Agreement are for convenience of
              --------
reference only and shall not limit or otherwise affect the meaning hereof.

          (i) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED
              -------------
IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

          (j) Severability. In the event that any one or more of the provisions
              ------------
contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

                                 Exhibit A-19

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                      APPLIED EXTRUSION TECHNOLOGIES, INC.


                                      By: ____________________________
                                          Name:
                                          Title:

Confirmed and accepted as of
  the date first above
  written:

MERRILL LYNCH & CO.
 Merrill Lynch, Pierce, Fenner & Smith Incorporated
CHASE SECURITIES INC.
CREDIT SUISSE FIRST BOSTON CORPORATION
DEUTSCHE BANC ALEX. BROWN INC.

By:  MERRILL LYNCH & CO.
      Merrill Lynch, Pierce, Fenner & Smith Incorporated

By:  ____________________________
     Name:
     Title:

                                 Exhibit A-20

                                                                       EXHIBIT B


                        FORM OF OPINION OF ROPES & GRAY
                          TO BE DELIVERED PURSUANT TO
                                 SECTION 5(a)

1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

2. The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and to enter into and perform its obligations under the Purchase Agreement.

3. The authorized capital stock of the Company is as set forth in the Offering Memorandum under the caption "Stockholders equity:" in the table contained in the section of the Offering Memorandum captioned "Capitalization"; the shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable.

4. The Asset Purchase Agreement has been duly authorized, executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms except as the enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws affecting the rights and remedies of creditors and secured parties generally and (b) general principles of equity, whether considered in a proceeding in equity or at law.

5. The Purchase Agreement has been duly authorized, executed and delivered by the Company.

6. The Bank Credit Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally, or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law). [Assume MA law].

7. The Registration Rights Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Initial Purchasers, constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as the enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws affecting the rights and remedies of creditors and secured parties generally and (b) general principles of equity, whether considered in a proceeding in equity or at law, and except to the extent that the rights to indemnity and contribution contained therein may be limited by state or federal securities laws or the public policy underlying such laws.

                                  Exhibit B-1

8. The Indenture has been duly authorized, executed and delivered by the Company and the Guarantor and, assuming the due authorization, execution and delivery thereof by the Trustee, constitutes a legal, valid and binding agreement of the Company and the Guarantor, enforceable against the Company and the Guarantor in accordance with its terms except as the enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws affecting the rights and remedies of creditors and secured parties generally and (b) general principles of equity, whether considered in a proceeding in equity or at law.

9. The Securities are in the form contemplated by the Indenture, have been duly authorized by the Company and, when executed by the Company and authenticated by the Trustee in the manner provided in the Indenture (assuming the due authorization, execution and delivery of the Indenture by the Trustee) and issued and delivered against payment of the purchase price therefor will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium (including, without limitation, all laws relating to fraudulent transfers), or other similar laws relating to or affecting enforcement of creditor's rights generally, or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be entitled to the benefits of the Indenture.

10. [Assuming the Guarantee has been duly authorized, executed and delivered by the Guarantor in accordance with the terms of the Indenture and, assuming that the Notes have been duly executed by the Company and authenticated by the Trustee and delivered to the Initial Purchasers and paid for by the Initial Purchaser, in accordance with the terms of the Purchase Agreement, such Guarantees have been duly endorsed on the Notes, executed, issued and delivered by the Guarantor and constitute valid and binding obligations of the Guarantor entitled to the benefits of the Indenture and enforceable against the Guarantor in accordance with their terms, except as enforcement thereof may be limited by any bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).]

11. The Asset Purchase Agreement, the Securities, the Indenture, the Bank Credit Agreement, [the Guarantee] and the Registration Rights Agreement conform in all material respects to the descriptions thereof contained in the Offering Memorandum.

12. The statements in the Offering Memorandum under the captions "Description of Notes" and "Exchange Offer; Registration Rights," to the extent that they purport to constitute a summary of the terms of the Securities and the Registration Rights Agreement, or under the caption "Certain United States Federal Income Tax Considerations" and "Notice to Investors", to the extent that they refer to statements of law or legal conclusions, are correct in all material respects.

13. No consent, license, approval or authorization of, or filing, registration or declaration with, or exemption by, any Massachusetts or federal governmental authority is required to be obtained

                                  Exhibit B-2
     or made by the Company in connection with the execution or delivery of the Asset Purchase Agreement by the Company, other than filings which have been made and approvals which have been obtained prior to the Closing Time and other than filings required to perfect the liens granted by the inventory security agreement referred to therein and filings required to perfect the liens granted to the lenders party to the Bank Credit Agreement.

14. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Massachusetts or federal court or Massachusetts or federal governmental authority or agency (other than such as may be required under the applicable securities or Blue Sky laws of the various jurisdictions in which the Securities will be offered or sold, as to which we express no opinion) is necessary or required in connection with the due authorization, execution and delivery of the Purchase Agreement or the due execution, delivery or performance of the Indenture by the Company and the Guarantor or for the offering, issuance, sale or delivery of the Securities to the Initial Purchasers or the resale by the Initial Purchasers in accordance with the terms of the Purchase Agreement.

15. Assuming the accuracy of the representations and warranties of the Company and the Initial Purchasers contained in the Purchase Agreement and the compliance with the agreements of the Company and the Initial Purchasers contained in the Purchase Agreement, no registration of the Securities under the 1933 Act is required, and no qualification of the Indenture under the 1939 Act is necessary, for the offer and sale of the Securities to the Initial Purchasers as contemplated by the Purchase Agreement or in connection with the initial resale of the Securities by the Initial Purchasers in accordance with the terms of the Purchase Agreement.

16. The execution, delivery and performance by the Company of the Purchase Agreement, the Indenture, the Registration Rights Agreement, the Securities, the Bank Credit Agreement, [the Guarantee] and the Asset Purchase Agreement and the consummation by the Company of the transactions contemplated in the Purchase Agreement and in the Offering Memorandum to be consummated at or prior to the sale of the Securities to the Initial Purchasers (including the consummation of the QPF, L.L.C. Acquisition and the use of the proceeds from the sale of the Securities as described in the Offering Memorandum under the caption "Use Of Proceeds") and compliance by the Company, and, with respect to the Indenture, the Guarantor, with its obligations under the Purchase Agreement, the Indenture, the Registration Rights Agreement and the Securities, and compliance by the Company with its obligations under the Asset Purchase Agreement do not and will not, whether with or without the giving of notice or lapse of time or both conflict with or constitute a breach of, or default or Repayment Event (as defined in Section 1(a)(xvii) of the Purchase Agreement) under (i) any contract, indenture, mortgage, lease or other agreement to which the Company or any subsidiaries is a party or by which any of them may be bound, or to which any of its properties or assets are bound and that has been filed as an exhibit to the Company's Form 10-K for the year ended September 30, 2000 and Form 10-Q for the quarter ended March 31, 2001, (ii) the Asset Purchase Agreement or the Bank Credit Agreement (except for such conflicts, breaches or defaults or Repayment Events that would not have a Material Adverse Effect) nor will such action result in (a) a violation of any provision of the law of The Commonwealth of Massachusetts, the General Corporation Law of the State of Delaware, or the federal laws of the United States applicable to the Company, (b) the certificate of incorporation or by-laws of the Company or (c) to the best of our knowledge, without independent investigation other than inquiries of responsible officers

                                  Exhibit B-3
     of the Company, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, except that we express no opinion (x) as to state securities or blue sky laws, (y) for purposes of the opinion contained in this paragraph, as to compliance with the antifraud provisions of federal and state securities laws or (z) federal and state antitrust laws.

17. The Company is not an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the 1940 Act.

18. In the course of the preparation by the Company of the Offering Memorandum, we have participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants of the Company and representatives of the Initial Purchasers at which the contents of the Offering Memorandum were discussed. Based on such information and participation, nothing has come to our attention that would lead us to believe that the Offering Memorandum or any amendment or supplement thereto (except for financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which we make no statement), at the time the Offering Memorandum was issued, at the time any such amended or supplemented Offering Memorandum was issued or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          * The Asset Purchase Agreement includes the Asset Purchase Agreement Amendment and the Bank Credit Agreement includes the Bank Credit Agreement Amendment.

                                  Exhibit B-4

                                                                       EXHIBIT C


                      FORM OF OPINION OF GENERAL COUNSEL
                          TO BE DELIVERED PURSUANT TO
                                 SECTION 5(b)*

1. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing could not reasonably be expected to result in a Material Adverse Effect.

2. Each Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing could not reasonably be expected to result in a Material Adverse Effect; all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity other than pursuant to the Bank Credit Agreement.

3. None of the outstanding shares of capital stock of the Company was issued in violation of the preemptive rights of any stockholder of the Company.

4. There is not pending or, to the best of my knowledge, threatened any action, suit, proceeding, inquiry or investigation, to which the Company or any subsidiary is a party, or to which the property of the Company or any subsidiary thereof is subject, before or brought by any court or governmental agency or body, which could reasonably be expected to result in a Material Adverse Effect, or which could reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in the Purchase Agreement or by the QPF, L.L.C. Acquisition, or the performance by the Company or its Subsidiaries of their obligations thereunder or the transactions contemplated by the Offering Memorandum.

5. The information in the Offering Memorandum under "Risk Factors", "Business--Acquisition of Assets from QPF, L.L.C. ", "Business--Products" and "Business--Facilities", "Business--Legal Proceedings", "Business-- Research and Development" and "Business--Patents and Trademarks", to the extent that it constitutes matters of law, summaries of legal matters, the Company's or its Subsidiaries' charter and bylaws or legal proceedings, or legal conclusions, has been reviewed by me and is correct in all material respects.

6. All descriptions in the Offering Memorandum of contracts and other documents to which the Company or any of its subsidiaries are a party are accurate in all material respects; to the best

                                  Exhibit C-1
     of my knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments that would be required to be described in the Offering Memorandum if the Offering Memorandum were a prospectus filed as part of a registration statement on Form S-1 under the 1933 Act that are not described or referred to in the Offering Memorandum other than those described or referred to therein and other than those required by items 401 and 402 of Regulation S-K, and the descriptions thereof or references thereto are correct in all material respects.

7. To the best of my knowledge, none of the Company or any of its subsidiaries is in violation of its charter or by-laws and no default by the Company, any of its subsidiaries exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Offering Memorandum.

8. No facts have come to my attention that would cause me to believe that the information contained in the Offering Memorandum concerning patents and trademarks, as of the date of the Offering Memorandum or as of the Closing Time, contained or contains an untrue statement of material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

9. I am not aware of any valid U.S. patent that is or would be infringed by the transactions described in the Offering Memorandum.

10. The execution, delivery and performance of the Purchase Agreement, the Indenture, the Registration Rights Agreement, the Securities, the Bank Credit Agreement, the Guarantee and the Asset Purchase Agreement and the consummation of the transactions contemplated in the Purchase Agreement and in the Offering Memorandum to be consummated at or prior to the sale of the Securities to the Initial Purchasers (including the consummation of the QPF, L.L.C. Acquisition and the use of the proceeds from the sale of the Securities as described in the Offering Memorandum under the caption "Use Of Proceeds") and compliance by the Company and the Guarantor with their obligations under the Purchase Agreement, the Indenture, the Registration Rights Agreement and, in the case of the Company, the Securities and compliance by the parties to the Asset Purchase Agreement and Bank Credit Agreement of their obligations thereunder do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined in Section 1(a)(xvii) of the Purchase Agreement) under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary thereof pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument (other than pursuant to the Bank Credit Agreement and in connection with the acquisition of QPF, L.L.C.), to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary thereof is subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a Material Adverse Effect).

                                  Exhibit C-2

          * The Asset Purchase Agreement includes the Asset Purchase Agreement Amendment and the Bank Credit Agreement includes the Bank Credit Agreement Amendment.

                                  Exhibit C-3

                                                                       EXHIBIT D

                                                                  EXECUTION COPY

                                AMENDMENT NO. 1

                                      to

                           ASSET PURCHASE AGREEMENT


          This Amendment No. 1 (the "Amendment") is entered into as of June 12, 2001, by and among (i) Applied Extrusion Technologies, Inc., a Delaware corporation (the "Buyer"), and (ii) QPF, LLC, a Mississippi limited liability company (the "Seller"), and Hood Companies, Inc., a Mississippi corporation (the "Parent"; each of the Seller and the Parent is sometimes referred to herein as "Selling Party" and collectively as the "Selling Parties"). The Buyer and the Selling Parties are collectively referred to herein as the "Parties."

          The Parties entered into an Asset Purchase Agreement dated as of May 3, 2001. The Parties now desire to enter into this Amendment in order to amend and supplement certain of the terms and provisions of such Asset Purchase Agreement. Such Asset Purchase Agreement as in effect immediately prior to the effectiveness of this Amendment is referred to herein as the "Prior Agreement", and such Asset Purchase Agreement as in effect immediately after the effectiveness of this Amendment is referred to herein as the "Amended Agreement."

          The purposes of this Amendment include, without limitation, to remove from the Amended Agreement all references to the Purchase Note and the Purchase Security Agreement, to provide for the Closing to occur on June 19, 2001 and to provide that, notwithstanding the Closing on June 19, 2001, the Seller will continue to operate the assets to be transferred to the Buyer under the Amended Agreement until June 30, 2001, when title to such assets shall be transferred to the Buyer.

          Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

     Section 1.   Definitions. Terms defined in the Amended Agreement and not
                  -----------
otherwise defined herein are used herein with the meanings so defined.

     Section 2.   Amendments to Prior Agreement. Effective as of the date of
                  -----------------------------
this Amendment, the Prior Agreement is hereby amended as follows:

          (a)  Defined Terms. Section 1.1 of the Prior Agreement is amended as
               -------------
follows:

          (i) The definitions of "Purchase Note" and "Purchase Security Agreement" are deleted.

                                  Exhibit D-1

          (ii) The definition of "Note" is amended to read in its entirety as follows:"Note" means the Inventory Note.

          (iii) The definition of "Security Agreement" is amended to read in its entirety as follows:

                  "Security Agreement" means the Inventory Security Agreement.

          (b)   Section 2.5. Section 2.5 of the Prior Agreement is amended to
                -----------
read in its entirety as follows:

          2.5.    Purchase Price. In consideration for the Acquired Assets, the
                  --------------
     Buyer agrees to assume the Assumed Liabilities and to deliver to the Seller as set forth below in this (S). 2.5, (i) $15,000,000 (the "Asset Purchase Price") plus (ii) a note, in substantially the form attached hereto as Exhibit C (the "Inventory Note"), payable to the Buyer in an amount equal to the sum of the Raw Materials and Supply Inventory Amount plus the Work-in-Process and Finished Goods Inventory Amount, ((i) and (ii) together, the "Purchase Price").

                  (a) The Purchase Price shall be payable by the Buyer to the Seller as follows

     A.                 Concurrently with the execution and delivery of this
                  Agreement, the Buyer is delivering to the Seller, by wire transfer of immediately available funds, the amount of $2,000,000 (the "Deposit") in prepayment of a portion of the Asset Purchase Price. The Seller shall be entitled to retain the Deposit whether or not the Closing actually occurs, unless any of the following shall have occurred: (A) the Seller shall have failed to issue a WARN notice with respect to all of the employees at the Streamwood facility not more than five (5) Business Days after the date hereof; (B) the Seller shall have failed to publicly announce the transactions contemplated hereby not more than five (5) Business Days after the date hereof; (C) after the date hereof, the Seller shall have failed to provide the Buyer and its representatives with full access to the Streamwood Facility, all of the Acquired Assets and all employees engaged in the Business; or (D) the Selling Parties shall have failed to assist the Buyer in conducting an orderly transition of the Business from the Seller to the Buyer in accordance with the last sentence of (S) 5.3; provided, however, that, if the Closing shall not occur by
                  --------  -------
                  virtue of either (A) a willful or grossly negligent failure by either of the Selling Parties to satisfy any condition set forth in (S).6.1 or (B) the Buyer having terminated this Agreement pursuant to (S) 10.1(b) and if a basis for such termination arose by virtue of a willful or grossly negligent act, failure to act or omission by either of the Selling Parties, then the Seller shall promptly, and in any event within two (2) Business Days, return the Deposit to the Buyer.

          Concurrently with the execution and delivery of this Agreement, the Buyer is delivering to State Street Bank and Trust Company, as Escrow Agent (the "Escrow Agent"), pursuant to the Escrow Agreement in substantially the form attached hereto as Exhibit M (as from time to time in effect, the "Escrow Agreement") the amount of $4,000,000 (the "Escrow Amount"). Such funds

                                  Exhibit D-2
                  shall be held by the Escrow Agent in accordance with the terms of the Escrow Agreement and shall be delivered to the Seller at the Closing in payment of a portion of the Asset Purchase Price. The Seller shall be paid the Escrow Amount whether or not the Closing actually occurs, unless the Closing shall not occur by virtue of either (A) a failure by the Selling Parties to satisfy any condition set forth in (S) 6.1 or (B) the Buyer having terminated this Agreement pursuant to (S) 10.1(b), in which event the Escrow Amount shall be returned to the Buyer.

               At the Closing, the Buyer shall pay the balance of the Asset
                  Purchase Price ($9,000,000) by delivering to the Seller, by wire transfer to such account as the Seller may specify not less than two Business Days prior to the Closing, immediately available funds in the amount of $9,000,000.

               On June 30, 2001, the Buyer shall execute and deliver to the
                  Seller the Inventory Note. The Buyer's payment of the Inventory Note shall be secured by a security interest in the Inventory pursuant to an Inventory Security Agreement (the "Inventory Security Agreement") in substantially the form of Exhibit D hereto, which the Buyer shall execute and deliver to the Seller on June 30, 2001.

                  (b) The Buyer will use its reasonable commercial efforts to consume or sell the Inventory. The Buyer will remit cash payments to the Seller in the amount of the purchase price paid by the Buyer for any Inventory determined pursuant to Exhibit E which is consumed or sold, such payments to be made at the time the Buyer moves such Inventory from a facility under the control of the Seller. Each such payment shall automatically reduce the balance outstanding on the Inventory Note by the amount of such payment, and the Buyer shall pay the outstanding balance on the Inventory Note, if any, to the Seller on the date which is 230 days after June 30, 2001.

          (c)  Section 2.6. Section 2.6 of the Prior Agreement is amended to
               -----------
read in its entirety as follows:

          2.6.    Inventory Amount Calculations.
                  -----------------------------

                  (i)   Raw Materials and Supply Inventory. On June 30, 2001,
                        ----------------------------------
          the Buyer and the Seller shall together conduct a physical count of that portion of raw materials and supply inventory acquired and held by the Seller for use in the Business in the Ordinary Course of Business that will not be slow moving or obsolete as of June 30, 2001. The Seller shall prepare, and shall furnish to the Buyer on June 30, 2001, a certificate, executed by the Chief Financial Officer of the Seller, that sets forth the aggregate cost of such raw materials and supply inventory calculated in accordance with Exhibit E (the "Raw Materials and Supply Inventory Amount") and that sets forth the book value of such raw materials and supply inventory calculated in accordance with GAAP.

                  (ii)  Work-in-Process and Finished Goods Inventories. On June
                        ----------------------------------------------
          30, 2001, the Buyer and the Seller shall together conduct a physical count of work-in-process inventory and finished goods inventory acquired and held by the Seller for use in the

                                  Exhibit D-3

          Business in the Ordinary Course of Business. The Seller shall prepare, and shall furnish to the Buyer on June 30, 2001, a certificate, executed by the Chief Financial Officer of the Seller, that sets forth the aggregate cost of such work-in-process and finished goods inventory calculated in accordance with Exhibit E (the "Work-in-Process and Finished Goods Inventory Amount") and that sets forth the book value of such work-in-process and finished goods inventory calculated in accordance with GAAP.

          (d)    Section 2.7. Section 2.7 of the Prior Agreement is amended to
                 -----------
read in its entirety as follows:

          2.7    Determination of Amounts. The Buyer and the Seller, on June 30,
                 ------------------------
     2001, will agree upon each of the Raw Materials and Supply Inventory Amount and the Work-in-Process and Finished Goods Inventory Amount. The principal amount of the Inventory Note shall be equal to the sum of the Raw Materials and Supply Inventory Amount plus the Work-in-Process and Finished Goods
                                 ----
     Inventory Amount. If the Parties disagree as to any of such amounts: (a) the Buyer and the Seller shall each deliver to the other its determination of the sum of the Raw Materials and Supply Inventory Amount plus the Work-
                                                                 ----
     in-Process and Furnished Goods Inventory Amount (each a "Disputed Amount");
     (b) the Buyer shall deliver to the Seller the Inventory Note in an amount equal to (x) the sum of the Buyer's Disputed Amount plus the Seller's
                                                         ----
     Disputed Amount divided by (y) 2.0; (c) PricewaterhouseCoopers (the
                     ----------
     "Independent Accountant") shall review the Disputed Amounts and shall, within ten (10) days of June 30, 2001, select either the Buyer's Disputed Amount or the Seller's Disputed Amount as most closely being equal to the sum of the actual Raw Materials and Supply Inventory Amount plus the Work-
                                                                 ----
     in-Process and Finished Goods Inventory Amount, and this determination will be final and binding on the Parties; (d) the Parties shall co-operate with the Independent Accountant in responding to requests for information; (e) the expenses of the Independent Accountant shall be borne by the Party whose Disputed Amount was not so selected by the Independent Accountant; and (f) the Buyer shall deliver to the Seller a new Inventory Note reflecting the Disputed Amount chosen by the Independent Accountant in exchange for the Inventory Note delivered to the Seller at June 30, 2001, which the Seller shall deliver to the Buyer marked "Cancelled".

          (e) Section 2.8. Section 2.8 of the Prior Agreement is amended by
              -----------
substituting the date "June 19, 2001" for the date "June 30, 2001" appearing therein.

          (f) Section 2.9. Section 2.9 of the Prior Agreement is amended to read
              -----------
in its entirety as follows:

          2.9    Deliveries at the Closing.
                 -------------------------

                 (i) At the Closing, the Selling Parties will deliver to the Buyer properly executed and acknowledged, if requested by the Buyer,
          (i) the Bill of Sale in the form attached hereto as Exhibit G and the Assignment and Assumption Agreement in the form attached hereto as Exhibit H, (ii) the various certificates, instruments, and documents referred to in (S). 6.1 and elsewhere herein, (iii) such other instruments of sale, transfer, conveyance and assignment as the Buyer and its counsel may reasonably request.

                                  Exhibit D-4

               (ii) At the Closing, the Buyer will deliver to the Selling Parties properly executed and acknowledged, if requested by the Selling Parties, (i) the Assignment and Assumption Agreement in the form attached hereto as Exhibit H, (ii) the various certificates, instruments, and documents referred to in (S) 6.2 and elsewhere herein, (iii) such other instruments of sale, transfer, conveyance and assignment as the Selling Parties and their counsel may reasonably request, and (iv) the consideration specified in (S) 2.5 to be delivered by the Buyer to the Seller at the Closing.

               (iii) On or prior to June 30, 2001, the Seller shall collect and assemble all of the Acquired Assets which are tangible into the Streamwood Facility, provided that finished goods Inventory may
                               --------
          continue to be stored with warehousemen and at the locations specified by the Seller in a certificate given by the Seller to the Buyer at the Closing.

               (iv) It is understood and agreed that, although the Buyer will acquire title to, and ownership of, all of the Acquired Assets on June 30, 2001, the Acquired Assets not constituting Inventory shall remain in the possession of the Seller after such date and, in the case of such Acquired Assets as are tangible, located at the Streamwood Facility, provided that the Buyer shall be entitled to possession of
                    --------
          any thereof as from time to time may be requested by the Buyer after June 30, 2001. The Seller shall take all actions reasonably requested by the Buyer in order to identify such Acquired Assets as the property of the Buyer. The Buyer agrees that it shall remove all Inventory from the Streamwood Facility within 120 days after June 30, 2001.

          (g)  Addition of Section 2.12. The Prior Agreement is amended by
               ------------------------
adding thereto a new Section 2.12 which shall read in its entirety as follows:

          2.12 Continuing Operations. The Parties agree that, notwithstanding
               ---------------------
     the occurrence of the Closing, the Seller shall continue to have title to and possession of all of the Acquired Assets until June 30, 2001, and shall continue to operate the Acquired Assets to produce Inventory between the Closing and June 30, 2001. The Seller shall be responsible for all Losses arising out of or related to the conduct of the Business or the ownership of the Acquired Assets until title to the Acquired Assets is transferred to the Buyer in accordance with the terms hereof. On and as of June 30, 2001, except solely to the extent required to comply with (S) 5.10, the Selling Parties shall have: (i) ceased all manufacturing operations at the Streamwood Facility; (ii) closed the Streamwood Facility in accordance with
     (S) 5.12; and (iii) terminated the employment of all of the employees of the Seller except those employees that are to be retained by the Seller.

          (h) Section 5.10. Section 5.10 of the Prior Agreement is amended by
              ------------
     substituting the phrase "June 30, 2001" for the phrase "the Closing Date" each place where it appears therein.

          (i) Section 5.11. Section 5.11 of the Prior Agreement is amended by
              ------------
     substituting the phrase "June 30, 2001" for the phrase "the Closing Date" each place where it appears therein. The first paragraph of Section 5.11 is amended to read in its entirety as follows:

                                  Exhibit D-5

          5.11 Accounts Receivable. For a period not exceeding six (6) months
               -------------------
     after June 30, 2001, the Buyer shall be responsible for managing the collection of accounts receivable retained by the Seller and relating to the Business; provided, however, that the Buyer shall not be responsible
                   --------  -------
     for managing the collection of accounts receivable retained by the Seller and listed on Exhibit N and, provided, further, that the Buyer shall not be
                                  --------  -------
     required to condition any sale to a customer on the payment by such customer of all or any part of such an account receivable, commence any collection proceedings in the nature of litigation, or take any other action which is or may be adverse to such customer or the Buyer's relationship with such customer.

          (j) Section 5.12. Section 5.12 of the Prior Agreement is amended to read in its entirety as follows:

          5.12 Closing of Streamwood Facility; Maintenance, Storage, Removal and
               -----------------------------------------------------------------
     Shipment of Acquired Assets.
     ---------------------------

               (i) The parties acknowledge that the Acquired Assets are located on real property and in buildings which, at and after June 30, 2001, either will be owned by Seller or will be owned by a third party to which Seller has sold such real property and buildings (the "Third Party Owner") either as of June 30, 2001 or sometime after June 30, 2001. The parties further acknowledge that, as of June 30, 2001, substantially all of the Acquired Assets which are tangible (excluding Inventory which is held in third party warehouses or on consignment) will be located at the Streamwood Facility.

               (ii) On or prior to June 30, 2001, Seller shall discontinue all manufacturing activities at the Streamwood Facility, except for its slitting and shipping operations, as contemplated in Section 5.10 hereof, and except as may be mutually agreed to in writing by the parties.

               (iii) Seller shall, and (if applicable) shall cause the Third Party Owner to, continue to allow the Acquired Assets to remain in the Streamwood Facility as follows:

          A. Seller shall, and (if applicable) shall cause the Third Party Owner to, continue to allow the Acquired Assets to remain in the Streamwood Facility for a period of not less than six (6)
               months after June 30, 2001; provided that any Inventory at the
                                           --------
               Streamwood Facility will be removed in accordance with ss. 2.9(d)
               hereof. At such time as the Acquired Assets are no longer allowed to remain in the Streamwood Facility pursuant to the immediately preceding sentence, the Buyer will remove all Acquired Assets from the Streamwood Facility in accordance with the other provisions of this ss. 5.12.

          B.             Intentionally Omitted.

          C. Seller will, and will (if applicable) cause the Third Party Owner to, from time to time allow Buyer reasonable access to the Acquired Assets for the express intent of selling or moving all or a portion of the Acquired Assets.

                                  Exhibit D-6

               When the Asset Purchase Price is paid in full at Closing, Seller shall, and (if applicable) shall cause the Third Party Owner to, give Buyer and its representatives all reasonable access to the Acquired Assets for the purposes of dismantling, crating and shipping any equipment included in the Acquired Assets. From and after June 30, 2001, Seller shall use reasonable efforts to keep Seller's employees, agents and representatives away from the Acquired Assets to the extent that they remain in Seller's Streamwood Facility, except as contemplated in Section 5.10 hereof. From and after June 30, 2001, Buyer shall be solely responsible for the Acquired Assets, including without limitation the protection and insuring thereof and all Taxes relating thereto.

                    (iv) Seller shall, and (if applicable) shall cause the Third Party Owner to, maintain all insurance, security, services and utilities relating to the Streamwood Facility so long as any of the Acquired Assets remain therein, and, prior June 30, 2001, Seller shall maintain all insurance on the Acquired Assets on the same terms and conditions as such insurance exists on the date hereof.

                    (v)    Intentionally Omitted.

                    (vi) When Buyer removes the Acquired Assets from the Streamwood Facility, Buyer shall not be required to restore or repair those areas of the Streamwood Facility which may be required to be damaged in order to separate and remove the Acquired Assets from the Streamwood Facility. Notwithstanding the immediately preceding sentence, Buyer shall be responsible for any and all other damage caused by Buyer, its employees, agents and contractors to the Streamwood Facility other than such damage as may be reasonably necessary in connection with the separation and removal of the Acquired Assets from the Streamwood Facility.

                    (vii) Prior to commencing removal of any of the Acquired Assets, Buyer shall furnish to the Selling Parties and (if applicable) the Third Party Owner certificates of insurance from Buyer's insurance carrier and from the insurance carrier of the Person which is to perform the removal activity. Such certificates of insurance shall be in such amounts and with such deductibles as may be reasonably required by the Selling Parties and (if applicable) the Third Party Owner; provided, however,
                                                          --------  -------
               that such amounts of coverage and deductibles must be reasonable in light of the removal activity to be performed and shall name the Selling Parties and (if applicable) the Third Party Owner as an additional insured.

                    (viii) Each Person, including without limitation Buyer,
               which is removing any of the Acquired Assets shall carry workers compensation as required by the law of the State of Illinois and shall furnish evidence of the same to the Selling Parties and (if applicable) the Third Party Owner prior to commencing any work at the Streamwood Facility.

                    (ix) All Persons while on the Streamwood Facility shall comply with all Federal, state and local laws, rules and regulations and shall further comply with Seller's and (if applicable) the Third Party Owner's reasonable general safety rules while on the Streamwood Facility.

                                  Exhibit D-7

                    (x) After June 30, 2001, the Selling Parties and (if applicable) the Third Party Owner shall have no obligation whatsoever to maintain, repair and replace any Equipment included in the Acquired Assets, including but not limited to the Equipment used for the slitting and shipping operations contemplated in Section 5.10 hereof and any Equipment used for manufacturing if the parties have mutually agreed in writing to continue manufacturing operations after June 30, 2001. Buyer specifically understands, agrees and acknowledges that from and after June 30, 2001, all costs and expenses for repairing and maintaining repairing the Equipment shall be at the sole cost and expense of Buyer and all obligation to repair and maintain the Equipment shall be the sole responsibility of Buyer.

                    (xi) Buyer agrees to save harmless and indemnify the Selling Parties and their successors and assigns for any loss, cost, damage or injury arising or resulting from acts or omissions of the Buyer or its agents in connection with their activities in the Streamwood Facility and all work and activities undertaken by the Buyer pursuant to this Agreement shall be undertaken by qualified personnel. Buyer agrees to use reasonable commercial efforts to obtain the agreement of any third party contractors performing work on Buyer's behalf at the Streamwood Facility to indemnify the Selling Parties and their successors and assigns for any loss, cost, damage or injury arising or resulting from acts or omissions of such third party contractor. The provisions of thisss.5.12(k) are in addition to the indemnities provided elsewhere in this Agreement.

                    (l) Each Selling Party, jointly and severally with the other Selling Party, agrees to save harmless and indemnify the Buyer and its successors and assigns for any loss, cost, damage or injury arising or resulting from acts or omissions of either Selling Party or the agents of either of them in connection with their activities in the Streamwood Facility and all work and activities undertaken by each Selling Party pursuant to this Agreement shall be undertaken by qualified personnel. Buyer agrees to use reasonable commercial efforts to obtain the agreement of any third party contractors performing work on behalf of either Selling Party at the Streamwood Facility to indemnify the Buyer and its successors and assigns for any loss, cost, damage or injury arising or resulting from acts or omissions of such third party contractor. The provisions of this ss. 5.12(l) are in addition to the indemnities provided elsewhere in this Agreement.

               (k)  Section 5.14. Section 5.14 of the Prior Agreement is amended
                    ------------
to read in its entirety as follows:

               5.14   Intentionally Omitted.
                      ---------------------

               (l) Section 6.1(c). Section 6.1(c) of the Prior Agreement is amended to read in its entirety as follows:

               (c)    Intentionally Omitted.
                      ---------------------

               (m) Exhibits.
                   --------

               (i) Exhibits A and B to the Prior Agreement are hereby deleted.

                                  Exhibit D-8

          (ii) Exhibits G and H are amended to read in their entirety as set forth in Exhibits G and H, respectively, to this Amendment.

          (iii) The legal opinions attached as Exhibits K and L to the Prior Agreement will be modified as mutually agreed to by the Parties at Closing.

        Section 24. Miscellaneous.
                    -------------

          (a)   Entire Agreement. This Amendment and the Amended Agreement
                ----------------
(including the documents referred to herein and therein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

          (b)   Counterparts. This Agreement may be executed in one or more
                ------------
counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

          (c)   Headings.  The section headings contained in this Agreement
                --------
are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

          (d)   Governing Law. This Amendment shall be governed by and
                -------------
construed in accordance with the domestic laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

          (e)   Effect of Amendments. Except as specifically amended hereby,
                --------------------
the Prior Agreement shall remain unchanged, and the Amended Agreement is hereby confirmed by each Party as being in full force and effect.

          (f)   Severability. Any term or provision of this Agreement that
                ------------
is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

          (g)   Construction. The Parties have participated jointly in the
                ------------
negotiation and drafting of this Amendment. In the event an ambiguity or question of intent or interpretation arises, this Amendment shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring either Party by virtue of the authorship of any of the provisions of this Amendment.

          (h)   Incorporation of Exhibits.  The Exhibits identified in this
                -------------------------
Amendment are incorporated herein by reference and made a part hereof.

                IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the date first above written.

                                  Exhibit D-9

                                APPLIED EXTRUSION TECHNOLOGIES, INC.



                                By:
                                       ----------------------------------

                                Title:
                                       ----------------------------------




                                HOOD COMPANIES, INC.



                                By:
                                       ----------------------------------

                                Title:
                                       ----------------------------------



                                OPF, LLC



                                By:
                                       ----------------------------------

                                Title:
                                       ----------------------------------







                                 Exhibit D-10

                                                                       EXHIBIT G

                                 BILL OF SALE

         BILL OF SALE, made, executed and delivered on June 19, 2001, by QPF, L.L.C., a Mississippi limited liability company (the "Seller"), to Applied Extrusion Technologies, Inc., a Delaware corporation (the "Buyer")

                             W I T N E S S E T H:

         WHEREAS, the Buyer and the Seller are parties to an Asset Purchase Agreement dated as of May 3, 2001 (the "Agreement") and Amendment No. 1 to the Agreement, dated as of June __, 2001 (the "Amendment"; the Agreement, as amended by the Amendment, the "Amended Agreement");

         WHEREAS, the Buyer and the Seller now desire to carry out the intent and purpose of the Amended Agreement by the Seller's execution and delivery to the Buyer of this instrument evidencing the sale, conveyance, assignment, transfer and delivery to the Buyer of the Acquired Assets (as defined in the Amended Agreement), subject to the Assumed Liabilities (as defined in the Amended Agreement); provided, however, that there shall be excluded all Excluded
                    --------  -------
Liabilities (as defined in the Amended Agreement) and all Liabilities that are not specifically stated in the Amended Agreement to be Assumed Liabilities; and

         WHEREAS, it is the intention of the Buyer and the Seller that the Buyer will not assume the Assumed Liabilities and the Seller will not transfer title to the Acquired Assets until June 30, 2001, during which time the Seller will continue to operate the Acquired Assets pursuant to the Amended Agreement;

         NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Seller does hereby sell, convey, assign, transfer and deliver unto the Buyer, effective on June 30, 2001, all of the Seller's right, title and interest in and to the Acquired Assets, subject to the Assumed Liabilities and free and clear of all Liens (as defined in the Amended Agreement), except as listed on Schedule 2.1(a) of the Amended Agreement.

         TO HAVE AND TO HOLD the Acquired Assets unto the Buyer, its successors and assigns, FOREVER.

         In the event that any provision of this Bill of Sale be construed to conflict with a provision in the Amended Agreement, the provision in the Amended Agreement shall be deemed to be controlling.

         This instrument shall be binding upon and shall inure to the benefit of the respective successors and assigns of the Buyer and the Seller.

                                 Exhibit D-11

         This Bill of Sale shall be construed and enforced in accordance with the domestic substantive laws of the State of New York.


                                 Exhibit D-12

         IN WITNESS WHEREOF, the undersigned has executed this instrument under seal of the Seller on the date first above written.


                                                  QPF, LLC


                                                  By:___________________________
                                                     Title:

                                 Exhibit D-13

                                                                 EXHIBIT H


                      ASSIGNMENT AND ASSUMPTION AGREEMENT


         ASSIGNMENT AND ASSUMPTION AGREEMENT dated as of June 19, 2001 (the "Assignment Agreement") by and between Applied Extrusion Technologies, Inc., a Delaware corporation (the "Buyer"), and QPF, L.L.C., a Mississippi limited liability company (the "Seller")

                             W I T N E S S E T H:

         WHEREAS, the Buyer and the Seller are parties to a Asset Purchase Agreement dated as of May 3, 2001 (the "Agreement") and Amendment No. 1 to the Agreement, dated as of June __, 2001 (the "Amendment"; the Agreement, as amended by the Amendment, the "Amended Agreement");

         WHEREAS, pursuant to the Amended Agreement, the Buyer agreed to assume certain liabilities and obligations of the Seller as are expressly described as being Assumed Liabilities in Section 2.3 of the Amended Agreement and the Seller agreed to retain all other liabilities of the Seller, including, without limitation, all Excluded Liabilities (as defined in the Amended Agreement);

         WHEREAS, it is the intention of the Buyer and the Seller to reflect the transfer of title of the Acquired Assets by the execution and delivery of this Assignment Agreement between the Seller and the Buyer; and

         WHEREAS, it is the intention of the Buyer and the Seller that the Buyer will not assume the Assumed Liabilities and the Seller will not transfer title to the Acquired Assets until June 30, 2001, during which time the Seller will continue to operate the Acquired Assets pursuant to the Amended Agreement;

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Buyer and the Seller hereby agree as follows:

         Section 25. Terms defined in the Amended Agreement and not otherwise defined herein are used herein with the meanings so defined.

         Section 26. The Seller hereby assigns to the Buyer, free and clear of all Liens (except as listed on Schedule 2.1(a) of the Amended Agreement), all of the Seller's right, title and interest in, to and under all Contractual Obligations and other property and assets constituting the Acquired Assets, effective as of June 30, 2001.

                                 Exhibit D-14

         Section 27. The Buyer hereby assumes all Liabilities of the Seller constituting the Assumed Liabilities, effective as of June 30, 2001. Notwithstanding anything to the contrary herein, or in any other writing delivered in connection herewith, the Buyer is not assuming and will not perform any Liabilities not specifically stated by the Amended Agreement to be Assumed Liabilities and, in particular, is not assuming and will not perform any of the Excluded Liabilities.

         Section 28. In the event that any provision of this Assignment Agreement be construed to conflict with a provision of the Amended Agreement, the provision in the Amended Agreement shall be deemed controlling.

         Section 29. This Assignment Agreement shall bind and shall inure to the benefit of the respective parties and their assigns, transferees and successors.

         Section 30. This Assignment Agreement shall be construed and enforced in accordance with the domestic substantive laws of the State of New York.

         Section 31. This Assignment Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

                 [Remainder of Page Intentionally Left Blank]

                                 Exhibit D-15

                  IN WITNESS WHEREOF, the undersigned have executed this instrument under seal as of the date first above written.


                                        QPF, LLC


                                        By: _____________________________
                                            Title:



                                        APPLIED EXTRUSION TECHNOLOGIES, INC.


                                        By: _____________________________
                                            Title:


                                 Exhibit D-16

                                                             EXHIBIT N


                         Excluded Accounts Receivable



         Packaging Products Corporation


                                 Exhibit D-17

                                                                       EXHIBIT E
                                  WAIVER AND
                                AMENDMENT NO. 1


         WAIVER AND AMENDMENT NO. 1 (the "Amendment") dated as of June 15, 2001 of the Credit Agreement dated as of April 7, 1994 and amended and restated as of January 29, 1998, as amended by Waiver and Amendment No. 1 dated as of December 16, 1998, further amended and restated as of March 15, 1999, further amended by Amendment No. 1 dated as of April 23, 1999, further amended and restated as of April 12, 2000 and September 30, 2000, further amended by Amendment No. 1 dated as of December 31, 2000 and further amended and restated as of April 15, 2001 (the "Credit Agreement"), among APPLIED EXTRUSION TECHNOLOGIES, INC. (the "Company"), the LENDERS party thereto (the "Lenders") and THE CHASE MANHATTAN BANK, as Administrative Agent (the "Administrative Agent").

                             W I T N E S S E T H :

         WHEREAS, in connection with the refinancing of the Company's senior notes, the Company and the Lenders have agreed to amend the interest coverage ratio and leverage ratio covenants, reduce the amount of working capital commitments by $16,000,000, and make certain other changes, all as more fully set forth below;

         NOW, THEREFORE, the parties hereto agree as follows:

         Section 1. Definitions; References. Unless otherwise specifically defined in the recitals above, each term used herein which is defined in the Credit Agreement shall have the meaning assigned to such term in the Credit Agreement. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Credit Agreement shall, from and after the date hereof, refer to the Credit Agreement as amended hereby.

         Section 2. Section 1.01 and Exhibit C.

         (a) The definitions of "Available PP&E Amount" and "Borrowing Base" in
                                 ---------------------       --------------
Section 1.01 of the Credit Agreement, and Exhibit C to the Credit Agreement, are amended to replace the phrase "$56,000,000 (provided that such amount (x)

                                  Exhibit E-1
shall be reduced to $40,000,000 on the date the Working Capital Commitments cease to exceed $80,000,000, (y) at any time when such amount otherwise would exceed $40,000,000, shall be reduced, but to no less than $40,000,000, by the Capital Expenditure Shortfall (or the requisite portion thereof); and (z) in any event, shall be reduced, but to no less than $40,000,000, by $1,500,000 (or the requisite portion thereof) on the last day of each calendar quarter, commencing on September 30, 2001)" with the number "$35,000,000".

         The definition of "Available PP&E Amount" is further amended to replace
                            ---------------------
the date "April 15, 2001" with the date "June 19, 2001".

         (b) The definition of "Basic Documents" in Section 1.01 of the Credit
                                ---------------
Agreement is amended to add, before the period at the end thereof, the words "or providing for the issuance of the Senior Notes".

         (c) The definition of "Capital Expenditure Shortfall" in Section 1.01
                                -----------------------------
of the Credit Agreement is deleted.

         (d) The definition of "Indenture" in Section 1.01 of the Credit
                                ---------
Agreement is amended to read in its entirety as follows:

                  "Indenture" shall mean the Indenture dated as of June 19, 2001
                   ---------
                  between the Company and Wells Fargo Bank, N.A., as Trustee, as such agreement shall, subject to Section 9.19 hereof, be modified and supplemented and in effect from time to time.

         (e) The definitions of "QPF Acquisition" and "QPF Escrow Account" in
                                 ---------------       ------------------
Section 1.01 of the Credit Agreement are amended to add, before the period at the end thereof, the words ", as amended by Amendment No. 1 dated as of June 12, 2001".

         (f) The definition of "QPF Notes" in Section 1.01 of the Credit
                                ---------
Agreement is amended to read in its entirety as follows:

                  "QPF Notes" shall mean the Inventory Note to be issued by the
                   ---------
                  Company to QPF, LLC upon the consummation of the QPF Acquisition, substantially in the form attached hereto as Exhibit J.

         (g) The definition of "Senior Notes" in Section 1.01 of the Credit
                                ------------
Agreement is amended to read in its entirety as follows:

                  "Senior Notes" shall mean the Company's 10 3/4% Senior Notes
                   ------------
                  due 2011 issued pursuant to the Indenture, as such Senior
                  Notes

                                  Exhibit E-2
                  shall, subject to Section 9.19 hereof, be modified and supplemented and in effect from time to time.

         (h) The definition of "Working Capital Availability Period" in Section
                                -----------------------------------
1.01 of the Credit Agreement is amended to read in its entirety as follows:

                  "Working Capital Availability Period" shall mean the period
                   -----------------------------------
                  from and including the date hereof to but not including January 29, 2003.

         SECTION 3. Section 9.08. Section 9.08 of the Credit Agreement is amended as follows.

         (a) The proviso to Section 9.08(ii) is amended to read in its entirety as follows:

                  provided that such renewals, extensions or refinancings shall not increase the amount of such Indebtedness or of the collateral securing it,

         (b) The word "and" at the end of Section 9.08(vi) is replaced with a comma, and Section 9.08(vii) is amended to read in its entirety as follows:

                  (vii) the QPF Notes; provided that cash payments with respect to the QPF Notes (whether principal, interest or other payments) may be made only if no Default has occurred and is continuing and (x) prior to the later of March 29, 2002 and the 270/th/ day after issuance of the QPF Notes (the "Note
                                                                        ----
                  Date"), only from the purchase price of inventory which is
                  ----
                  permitted to secure the QPF Notes pursuant to Section 9.13 and is consumed or sold, and (y) on and after the Note Date, only if the sum of the Company's cash on hand and the aggregate unused amount of the Working Capital Commitments which the Company would be permitted to use pursuant to Section 2.01(ii) equals or exceeds $5,000,000 after giving effect to such cash payment, and the Company shall demonstrate compliance with its obligations under Sections 9.09, 9.10 and 9.11 as of the most recently ended fiscal quarter, in each case determined on a pro forma basis as if the Indebtedness outstanding after giving effect to such cash payment had been incurred at the beginning of the period for which compliance is measured,

         (c) The following clause (viii) is added before the period at the end of Section 9.08:

                                  Exhibit E-3
               and (viii) the Senior Notes.


         Section 4. Section 9.10. The chart set forth in Section 9.10 of the Credit is amended for the periods set forth below to read as follows:

         Period                                               Ratio

         April 1, 2001 through September 30, 2001             1.35:1

         October 1, 2001 through June 30, 2002                1.50:1

         July 1, 2002 and thereafter                          2.00:1

         Section 5. Section 9.11. (a) The heading of Section 9.11 is amended to replace to replace the expression "Ratio." with the expression "Ratios. (a)", and the chart set forth in Section 9.11(a) of the Credit Agreement is amended for the periods set forth below to read as follows:

         Period                                               Ratio

         April 1, 2001 through June 30, 2001                  6.75:1

         July 1, 2001 through September 30, 2001              6.30:1

         October 1, 2001 through December 31, 2001            5.50:1

         January 1, 2002 through March 31, 2002               5.25:1

         April 1, 2002 through June 30, 2002                  5.00:1

         July 1, 2002 and thereafter                          4.75:1

         (b) Section 9.11(a) of the Credit Agreement is amended to add the following sentence at the end thereof:

                For purposes of this Section 9.11, Funded Indebtedness as at June 30, 2001 shall be calculated net of cash and cash equivalents of the Company on such date (up to an aggregate amount of cash and cash equivalents not to exceed $25,000,000).

         (c) Section of 9.11 of the Credit Agreement is further amended to add the following subsection (b) at the end thereof:

                (b) The Company will not permit the ratio on any date of (i) Working Capital Obligations on such date to (ii) Cash Flow, calculated as of the Relevant Quarter End for the four fiscal quarters then ended, to exceed 2.5:1. For purposes of this Section 9.11(b), "Relevant Quarter

                                  Exhibit E-4

         End" shall mean the end of the most recently ended fiscal quarter for which financial statements have been delivered pursuant to Section 9.01(a) or (b).

         Section 6. Section 9.22. Section 9.22 of the Credit Agreement is amended to delete the proviso thereto.

         Section 7. Schedule I. Schedule I to the Credit Agreement is amended to delete the words "Purchase Note, Purchase Security Agreement,".

         Section 8. Exhibit J. Exhibit J to the Credit Agreement is amended to read as set forth in Exhibit J hereto.

         Section 9. Waiver. The Lenders waive the provisions of (i) Section 9.22 to the extent (and only to the extent) necessary to permit the Company to redeem its 11 1/2% Senior Notes Due 2002 (the "Old Notes") within 75 days after the Amendment Effective Date (as hereinafter defined) and (ii) Section 9.08 to the extent (and only to the extent) necessary to permit the Old Notes to remain outstanding during such period. For the avoidance of doubt, the Lenders and the Administrative Agent confirm that upon such redemption the Old Notes will have been refinanced on terms and conditions reasonably satisfactory to them, and further confirm that the QPF Acquisition does not require their consent as long as it is made in accordance with Section 9.12(v) of the Credit Agreement.

         Section 10. Decreased Commitments. The aggregate amount of the Working Capital Commitments is decreased on and as of the Amendment Effective Date (as hereinafter defined) by $16,000,000 to $80,000,000, and each Lender's Working Capital Commitment on and as of the Amendment Effective Date is the amount set forth opposite its name on the signature pages hereof.

         Section 11. Representations of Company. The Company represents and warrants that (i) the representations and warranties of the Company and its Subsidiaries made in each Basic Document shall be true (or, in the case of Basic Documents which are not Financing Documents, true in all material respects) on and as of the Amendment Effective Date (as hereinafter defined) to the same extent as they would be required to be under Section 7.01(b) on the occasion of any Loan or issuance of any Letter of Credit and (ii) no Default will have occurred and be continuing on such date.

         Section 12. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                                  Exhibit E-5

         Section 13. Counterparts; Effectiveness. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Amendment shall become effective on the date (the "Amendment Effective Date") when the Administrative Agent shall have received (i) from each of the Company and the Majority Lenders a counterpart hereof signed by such party or facsimile or other written confirmation (in form satisfactory to the Administrative Agent) that such party has signed a counterpart hereof, (ii) from the Company for the account of each Lender which has delivered an executed counterpart hereof (or satisfactory confirmation thereof) to the Administrative Agent on or before June 13, 2001, an amendment fee equal to 0.10% of such Lender's Working Capital Commitment as in effect immediately prior to the Amendment Effective Date, and (iii) evidence satisfactory to the Administrative Agent of the receipt by the Company of at least $192,500,000 but no more than $275,000,000 in gross cash proceeds from the issuance and sale of its 10 3/4% Senior Notes due 2011 substantially in the form described in the Preliminary Offering Memorandum dated June 2, 2001 and distributed to the Lenders on June 4, 2001.

                                  Exhibit E-6

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

                                   APPLIED EXTRUSION TECHNOLOGIES,
                                   INC.




                                   By
                                      -----------------------------------------
                                      Name: Anthony J. Allott
                                      Title: Senior Vice President and Chief
                                          Financial Officer


Working Capital Commitment         THE CHASE MANHATTAN BANK
$ 13,777,777.78


                                   By
                                      -----------------------------------------
                                      Name: Peter A. Dedousis
                                      Title:Managing Director


Working Capital Commitment         LASALLE BUSINESS CREDIT, INC.
$ 15,746,031.77


                                   By
                                      -----------------------------------------
                                      Name: John S. Eby
                                      Title: Vice President


Working Capital Commitment         FLEET NATIONAL BANK
$ 13,777,777.78


                                   By
                                      -----------------------------------------
                                      Name: Thomas E. Hjerpe
                                      Title:Authorized Officer

                                  Exhibit E-7

Working Capital Commitment            PNC BANK, N.A.
$ 13,206,349.20

                                      By
                                         -----------------------------------
                                         Name: Craig T. Sheetz
                                         Title: Vice President


Working Capital Commitment            FIRST UNION NATIONAL BANK
$ 14,603,174.59

                                      By
                                         -----------------------------------
                                         Name: John T. Trainor
                                         Title: Vice President


Working Capital Commitment            PROVIDENT BANK
$ 8,888,888.89

                                      By
                                         -----------------------------------
                                         Name: Jose V. Garde
                                         Title: Vice President

                                  Exhibit E-8

                                                                       EXHIBIT J
                                                                       ---------

                            FORM OF INVENTORY NOTE


This note has not been registered under the Securities Act of 1933, as amended, and may not be sold, assigned, pledged or otherwise transferred in the absence of an effective registration statement under said Act covering the transfer or an opinion of counsel satisfactory to the issuer that registration under
                           said Act is not required.

                                     NOTE
                                     ----


$____________                                                __________ __, 2001

     THIS NOTE is made as of the date stated above by APPLIED EXTRUSION TECHNOLOGIES, INC., a Delaware corporation ("Debtor"), to the order of QPF, LLC, a Mississippi limited liability company ("Secured Party").

                                   ARTICLE I
                                   ---------

                                    PAYMENT
                                    -------

     FOR VALUE RECEIVED, Debtor hereby promises to pay to the order of Secured Party, on or before [230th day after issuance] (the "Maturity Date"), at Secured Party's office at c/o Hood Companies, Inc., 623 Main Street, Suite 100, Hattiesburg, Mississippi 39403, or such other place as Secured Party may from time to time designate in writing to Debtor, the principal amount of ____________________ Dollars ($______________), together with interest as specified below, in repayment of a credit extended by Secured Party to Debtor (the "Loan"), all in lawful money of the United States of America, as follows:

     1.1  Installments of Interest. Debtor shall pay Secured Party interest on
          ------------------------
the amount of the principal balance outstanding under this Note from time to time at the following rates:

               (i) from the date of initial issuance of this Note to and including the Maturity Date, a per annum rate of zero percent (0%); and

               (ii) from the Maturity Date, a per annum rate of fifteen percent (15%).

Unless otherwise agreed by Secured Party, all installments of principal and interest shall be applied first to interest at the rate herein specified to the date of receipt of payment and the balance shall be applied on account of principal. Interest shall be computed for any period as excluding the first day of such period but including the last day of such period, on a daily basis

                                  Exhibit E-9
and on the basis of a three hundred sixty (360) day year. All accrued but unpaid interest shall be due and payable upon the payment in full hereof.

     1.2  Payment of Indebtedness at Maturity.  The term "Indebtedness" shall
          -----------------------------------
mean the indebtedness evidenced by this Note, including the principal and all interest, and all fees, costs and expenses incurred by Secured Party in connection with the Loan that are reimbursable by Debtor, and all other sums due or required to be paid to Secured Party under the Security Agreement (described below). The entire Indebtedness shall be due and payable on the Maturity Date. Debtor acknowledges that Secured Party has no obligation to refinance the Loan at maturity.

     1.3  Mandatory Prepayments.  Debtor shall prepay, without premium or
          ---------------------
penalty, unpaid principal under this Note in the amount of the purchase price paid by Debtor for any Inventory (as defined in the Purchase Agreement referred to below) determined pursuant to Exhibit E to the Purchase Agreement which is consumed or sold, such payments to be made within forty-five (45) days of consumption or shipment (as applicable) of such Inventory.

     1.4  Optional Prepayments.  Debtor reserves the right to prepay, without
          --------------------
premium or penalty, any unpaid principal of this Note, in whole or in part, provided that Debtor gives Secured Party not less than two (2) business days' prior written notice of its intention to do so. Any payment of this Note in full shall be accompanied by the payment of all accrued and unpaid interest and any other amounts due hereunder.

     1.5  Payment Time.  All payments shall be delivered in good funds to
          ------------
Secured Party prior to 2:30 p.m., Central Time, on the date due at its principal office set forth above, or at such other place as Secured Party designates in writing.

     1.6  Time of Essence.  Time is of the essence of this Note.
          ---------------

                                  ARTICLE II
                                  ----------

                        SECURITY, DEFAULT AND REMEDIES
                        ------------------------------

     2.1  Security for Payment.  Payment of this Note is secured by the
          --------------------
"Inventory Security Agreement" (as such term is defined in the Asset Purchase Agreement dated as of May 3, 2001, as from time to time in effect (the "Purchase Agreement"), pursuant to which Secured Party sold certain assets to the Debtor; as from time to time in effect, the "Security Agreement") from Debtor to Secured Party.

     2.2  Events of Default.  The following constitute events of default under
          -----------------
this Note ("Default"): (a) failure of Debtor to pay any amount of Indebtedness when due, whether principal or otherwise and whether as an installment, on the Maturity Date or otherwise; or (b) any "Default" as such term is defined in clauses (b) and (c) of the definition thereof contained in the Security Agreement.

                                 Exhibit E-10

     2.3  Acceleration of Maturity.  At any time after the occurrence of any
          ------------------------
Default and at the option of Secured Party, the entire principal balance under this Note, together with all other Indebtedness (including all sums expended by Secured Party in connection with such Default), shall upon notice to Debtor become immediately due and payable.

     2.4  Attorneys' Fees.  If any counsel (whether an employee of Secured
          ---------------
Party or otherwise) is employed, retained or engaged (a) upon a Default, to collect the Indebtedness or any part thereof, whether or not legal proceedings are instituted by Secured Party, (b) to represent Secured Party in any bankruptcy, reorganization, receivership, or other proceedings affecting creditors' rights and involving Debtor or a claim under this Note, (c) upon a Default, to enforce the liens or security interests created by the Security Agreement, or (d) to represent Secured Party in any other proceedings in connection with the Security Agreement or the property described therein, then Debtor shall pay on demand to Secured Party all related reasonable attorneys' fees, time charges and expenses as a part of the Indebtedness; provided,
                                                               --------
however, that Secured Party shall be entitled to such fees, charges and expenses
-------
only to the extent that Debtor has agreed to pay such fees, charges and expenses in the Security Agreement.

     2.5  Secured Party's Remedies.  Upon Default, Secured Party, at its option,
          ------------------------
may proceed to exercise any other rights and remedies available to Secured Party under the Security Agreement and to exercise any other rights and remedies against Debtor or with respect to this Note which Secured Party may have at law, at equity or otherwise. Secured Party's remedies under this Note, or the Security Agreement shall be cumulative and concurrent and may be pursued singly, successively, or together against Debtor, and any security described in the Security Agreement. Secured Party may resort to every other right or remedy available at law or in equity without first exhausting the rights and remedies contained herein, all in Secured Party's sole discretion. Failure of Secured Party, for any period of time or on more than one occasion, to exercise its option to accelerate the Maturity Date shall not constitute a waiver of that right at any time during the Default or in the event of any subsequent Default. Secured Party shall not by any other omission or act be deemed to waive any of its rights or remedies unless such waiver is written and signed by an officer of Secured Party, and then only to the extent specifically set forth. A waiver in connection with one event shall not be construed as continuing or as a bar to or waiver of any right or remedy in connection with a subsequent event.

                                  ARTICLE III
                                  -----------

                                 OTHER MATTERS
                                 -------------

     3.1  Waivers.  Except as expressly provided herein or in the Security
          -------
Agreement, Debtor hereby (a) waives and renounces any and all redemption and exemption rights and the benefit of all valuation and appraisement privileges,
(b) waives presentment and demand for payment, notices of nonpayment and of dishonor, protest of dishonor, and notice of protest, (c) waives all notices in connection with the performance, default, or enforcement or collection of this Note, and (d) waives any and all lack of diligence and delays in the enforcement or collection of the Note.

                                 Exhibit E-11

     3.2  Interpretation.  The headings of sections and paragraphs in this Note
          --------------
are for convenience of reference only and shall not be construed in any way to limit or define the content, scope, or intent of the provisions. The use of singular and plural nouns, and masculine, feminine, and neuter pronouns, shall be fully interchangeable, where the context so requires. If any provision of this Note, or any paragraph, sentence, clause, phrase, or word, or the application thereof, in any circumstances, is adjudicated to be invalid or unenforceable, the validity or enforceability of the remainder of this Note shall be construed as if such invalid or unenforceable part were never included.

     3.3  Business Loan.  Debtor hereby represents that the Loan constitutes a
          -------------
"business loan" within the purview of 815 ILCS 205/4(1)(c), as amended.

     3.4  Interest Laws.  Secured Party and Debtor intend to comply with the
          -------------
laws of the State of Illinois with regard to the rate of interest charged. Notwithstanding any provision to the contrary in this Note or the Security Agreement, no such provision shall require the payment or permit the collection of any amount ("Excess Interest") in excess of the maximum amount of interest permitted by law to be charged for the use or detention, or the forbearance in the collection, of all or any portion of the Indebtedness. If any Excess Interest is provided for, or is adjudicated to be provided for, in this Note or the Security Agreement, then in such event (a) the provisions of this paragraph shall govern and control; (b) Debtor shall not be obligated to pay any Excess Interest; (c) any Excess Interest that Secured Party may have received shall, at the option of Secured Party, be (i) applied as a credit against the then outstanding principal balance of the Loan, accrued and unpaid interest thereon not to exceed the maximum amount permitted by law, or both, (ii) refunded to the payor, or (iii) so applied or refunded in any combination of the foregoing; (d) the applicable interest rate shall be automatically subject to reduction to the maximum lawful contract rate allowed under the applicable usury laws of the State, and this Note and the Security Agreement shall be deemed to have been, and shall be, reformed and modified to reflect such reduction in the applicable interest rate; and (e) Debtor shall not have any action against Secured Party for any damages whatsoever arising out of the payment or collection of Excess Interest.

     3.5  Subsequent Holders.  Upon any endorsement, assignment, or other
          ------------------
transfer of this Note by Secured Party or by operation of law, the term "Secured Party" shall mean such endorsee, assignee, or other transferee or successor to Secured Party then becoming the holder of this Note.

     3.6  Subsequent Obligors.  This Note shall be binding on all persons
          -------------------
claiming under or through Debtor. The term "Debtor", as used herein, shall include the respective successors, assigns, legal and other representatives of Debtor.

     3.7  Governing Law.  This Note shall be governed by and construed in
          -------------
accordance with the domestic laws of the State of Illinois without giving effect to any choice or conflict of law provision or rule (whether of the State of Illinois or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Illinois.

                                 Exhibit E-12

     3.8  Severability.  Any term or provision of this Note that is invalid or
          ------------
unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

     3.9  Waiver of Jury Trial.  TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW
          --------------------
WHICH CANNOT BE WAIVED, DEBTOR HEREBY WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF, WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER SOUNDING IN TORT OR CONTRACT OR OTHERWISE.

     IN WITNESS WHEREOF, Debtor has caused this Note to be executed as of the date first stated above.

                                            APPLIED EXTRUSION TECHNOLOGIES, INC.



                                            By:  _______________________________
                                            Its: _______________________________

                                 Exhibit E-13